Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

among

ZIMMER BIOMET HOLDINGS, INC.,

ZIMMER BIOMET G.K.,

ZB INVESTMENT LUXEMBOURG S.À.R.L.,

THE BORROWING SUBSIDIARIES,

THE LENDERS NAMED HEREIN,

JPMORGAN CHASE BANK, N.A., as General Administrative Agent,

JPMORGAN CHASE BANK, N.A., TOKYO BRANCH, as Japanese Administrative Agent,

and

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent,

Dated as of September 30, 2016

JPMorgan Chase Bank, N.A.,

BNP Paribas Securities Corp.,

Citigroup Global Markets Inc.,

Credit Suisse Securities (USA) LLC,

DNB Markets, Inc.,

HSBC Securities (USA) Inc.,

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

Mizuho Bank, Ltd.,

RBC Capital Markets1,

Sumitomo Mitsui Banking Corporation,

The Bank of Tokyo-Mitsubishi UFJ, Ltd. and

Wells Fargo Securities, LLC

as Joint Lead Arrangers and Joint Bookrunners

[1]	RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada and its affiliates.

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	30
SECTION 1.03.	Terms Generally	30
SECTION 1.04.	Accounting Terms, GAAP	31

ARTICLE II

Amount and Terms of the Commitments

SECTION 2.01.	Commitments	31
SECTION 2.02.	Loans and Borrowings	32
SECTION 2.03.	Requests for Borrowings	33
SECTION 2.04.	Borrowing Subsidiaries	34
SECTION 2.05.	Extension of Revolving Maturity Date	35

ARTICLE III

Competitive Bid Loans

SECTION 3.01.	Competitive Bid Procedure	36

ARTICLE IV

Letters of Credit

SECTION 4.01.	Letters of Credit	38

ARTICLE V

General Provisions Applicable to Loans

SECTION 5.01.	Funding of Borrowings	43
SECTION 5.02.	Interest Elections	44
SECTION 5.03.	Termination and Reduction of Commitments	45
SECTION 5.04.	Repayment of Loans; Evidence of Debt	46
SECTION 5.05.	Incremental Commitments	47
SECTION 5.06.	Prepayment of Loans	48

i

SCHEDULES:

Schedule 1.01	Existing Japanese Debt
Schedule 2.01	Commitments
Schedule 4.01	Existing Letters of Credit
Schedule 9.02	Existing Liens
Schedule 9.06	Transactions with Affiliates

EXHIBITS:

Exhibit A-1	Form of Competitive Bid Request
Exhibit A-2	Form of Notice of Competitive Bid Request
Exhibit A-3	Form of Competitive Bid
Exhibit A-4	Form of Competitive Bid Accept/Reject Letter
Exhibit A-5	Form of Borrowing Request
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Opinion of Faegre Baker Daniels LLP
Exhibit D	Form of Administrative Questionnaire
Exhibit E	Form of Borrowing Subsidiary Agreement
Exhibit F	Form of Borrowing Subsidiary Termination
Exhibit G	Form of Revolving Maturity Date Extension Request
Exhibit H-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-2	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-3	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit H-4	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes

CREDIT AGREEMENT (as amended and in effect from time to time, the “Agreement”) dated as of September 30, 2016, among ZIMMER BIOMET HOLDINGS, INC., a Delaware corporation (the “Company”), ZIMMER BIOMET G.K., a company organized under the laws of Japan (the “Japanese Borrower”), ZB INVESTMENT LUXEMBOURG S.À.R.L., a company organized under the laws of Luxembourg, inclusive of its Winterthur Branch (the “Luxembourg Borrower”), the BORROWING SUBSIDIARIES (as defined herein), the LENDERS (as defined herein), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “General Administrative Agent”), JPMORGAN CHASE BANK, N.A., TOKYO BRANCH, as administrative agent for the Japanese Lenders (in such capacity, the “Japanese Administrative Agent”), and J.P. MORGAN EUROPE LIMITED, as administrative agent for the European Lenders (in such capacity, the “European Administrative Agent”).

The Borrowers have requested that the Lenders, on the terms and subject to the conditions herein set forth, (i) extend credit to the Borrowers in the form of (a) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date in an aggregate principal amount not in excess of $1,500,000,000 at any time outstanding and (b) Term Loans on the Effective Date in an aggregate principal amount not in excess of $750,000,000 and (ii) provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers. The Borrowers have requested the Issuing Lenders to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $50,000,000 to support payment obligations incurred for general corporate purposes of the Company and the Subsidiaries.

The proceeds of the Term Loans and the Revolving Loans made to the Borrowers shall be used for general corporate purposes.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Eurocurrency Rate” shall mean, with respect to any Eurocurrency Borrowing in Dollars for any Interest Period (or, solely for purposes of clause (c) of the defined term “Alternate Base Rate”, for purposes of determining the Alternate Base Rate as of any date), an interest rate per annum equal to (a) the applicable Eurocurrency Rate for Dollars in effect for such Interest Period divided by (b) one minus the Statutory Reserve Rate.

“Administrative Agents” shall mean the collective reference to the General Administrative Agent, the Japanese Administrative Agent and the European Administrative Agent; each, individually, an “Administrative Agent”.

“Administrative Fees” shall have the meaning assigned to such term in Section 5.07(b).

“Administrative Questionnaire” shall mean an administrative questionnaire delivered by a Lender pursuant to Section 12.04 in the form of Exhibit D.

“Advance Agent” shall mean JPMCB, as competitive advance facility agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” shall have the meaning set forth in the preamble.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% per annum and (c) the Adjusted Eurocurrency Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the Adjusted Eurocurrency Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently page LIBOR01) displaying interest rates for Dollar deposits in the London interbank market (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate, respectively.

“Alternate Currency” shall mean (i) each Committed Currency and (ii) Japanese Yen.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Affiliates from time to time concerning or relating to bribery, corruption or money laundering, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010 (and any regulations promulgated thereunder).

“Applicable Administrative Agent” shall mean, (a) with respect to a Loan or Borrowing denominated in Dollars, and with respect to any payment hereunder that does not relate to a particular Loan or Borrowing, the General Administrative Agent, (b) with respect to a Borrowing denominated in Japanese Yen by a Japanese Borrower, the Japanese Administrative Agent, (c) with respect to (i) a Borrowing denominated in a Committed Currency or (ii) a Borrowing denominated in Japanese Yen by a Borrower other than a Japanese Borrower, the European Administrative Agent and (d) with respect to a Competitive Borrowing, the Advance Agent.

“Applicable Margin” shall mean, for each Loan, the applicable rate per annum determined pursuant to the Pricing Grid.

“Applicable Percentage” shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitments. If the Revolving Commitments have terminated or expired, “Applicable Percentage” shall mean, with respect to any Revolving Lender, the percentage of the aggregate outstanding principal amount of the Revolving Credit Exposures and Competitive Loans represented by the aggregate outstanding principal amount of such Lender’s Revolving Credit Exposures and Competitive Loans.

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, DNB Markets, Inc., HSBC Securities (USA) Inc., National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), Mizuho Bank, Ltd., RBC Capital Markets, Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Securities, LLC.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in the form of Exhibit B, or such other form as shall be approved by the General Administrative Agent.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” shall mean, with respect to any Person, that such Person has become, other than via an Undisclosed Administration, the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the General Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basis Point” shall mean 1/100th of 1%.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean either the board of directors of the Company or any duly authorized committee thereof or any committee of officers of the Company acting pursuant to authority granted by the board of directors of the Company or any committee of such board.

“Borrower Obligations” shall mean the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on any Loans made by the Lenders to the Borrowers pursuant to this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, reimbursements, costs, expenses and indemnities (including the obligations described in Section 2.04) of the Borrowers to the Lenders under this Agreement and the other Loan Documents (including any of the foregoing incurred or accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Borrowers” shall mean the Company, the Luxembourg Borrower, the Japanese Borrower and any Borrowing Subsidiary.

“Borrowing” shall mean (a) Loans of the same Class, Type and Currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by any Borrower for a Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary” shall mean any Wholly Owned Subsidiary of the Company designated as a Borrowing Subsidiary by the Company pursuant to Section 2.04.

“Borrowing Subsidiary Agreement” shall mean a Borrowing Subsidiary Agreement substantially in the form of Exhibit E.

“Borrowing Subsidiary Termination” shall mean a Borrowing Subsidiary Termination substantially in the form of Exhibit F.

“Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, or in the city which is the principal financial center of the country of issuance of the applicable Alternate Currency (other than Euro) and (b) when used in connection with a Loan denominated in Euro, the term “Business Day” shall also exclude any day that is not a Target Day; provided, further, that, when used in connection with a Loan made to the Japanese Borrower, the term “Business Day” shall also exclude any day on which banks are not open for business in Tokyo.

“CAM” shall mean the mechanism for the allocation and exchange of interests in Loans and other extensions of credit under the several Classes and collections thereunder established under Section 12.17.

“CAM Exchange” shall mean the exchange of the Lender’s interests provided for in Section 12.17.

“CAM Exchange Date” shall mean any date on which either (a) an Event of Default under paragraph (g) or (h) of Article X has occurred with respect to a Borrower or (b) the Revolving Commitments shall have been terminated prior to the Revolving Maturity Date and/or the Loans shall have been declared immediately due and payable, in either case pursuant to Article X.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent (determined on the basis of Exchanges Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent (as so determined) of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange Date.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. Notwithstanding the foregoing, all leases of any Person (including leases entered into after the Effective Date) that are or would be treated as operating leases in accordance with GAAP as in effect on December 31, 2015, shall continue to be accounted for as operating leases (and none of the obligations of the lessee thereunder shall constitute Capital Lease Obligations) for purposes of this Agreement regardless of any change in GAAP after such date that would otherwise require any of the obligations of the lessee thereunder to be treated as Capital Lease Obligations

“Capital Stock” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed or insured by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, bankers’ acceptances or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof whose short-term commercial paper rating at the time of acquisition is at least B or the equivalent thereof by Fitch IBCA, A-3 or the equivalent thereof by S&P, or P-3 or the equivalent thereof by Moody’s; (c) commercial paper of an issuer rated at least A-2 or the equivalent thereof at the time of acquisition by S&P or at least P-2 or the equivalent thereof at the time of acquisition by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities or marketable direct obligations with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; provided, however, that, in case of any investment by a Foreign Subsidiary, “Cash Equivalents” shall also include: (i) certificates of deposit, time deposits, Eurodollar time deposits, bankers’ acceptances or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank located in the same jurisdiction as such Foreign Subsidiary whose short-term commercial paper rating at the time of acquisition would meet or exceed those ratings applicable to a Lender set forth in clause (b) hereof, (ii) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized or is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within one year from the date of acquisition, (iii) investments of the type and maturity described in clauses (c) through (f) above of obligors located in the same jurisdiction as such Foreign Subsidiary, which Investments or obligors (or the parent of any such obligor) have ratings described in clauses (c) through (f) or equivalent ratings from comparable foreign rating agencies and (iv) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this proviso.

A “Change in Control” shall be deemed to have occurred if (a) any Person or group of Persons (other than (i) the Company, (ii) any Subsidiary or (iii) any employee or director benefit plan or stock plan of the Company or a Subsidiary or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan) shall have acquired beneficial ownership of shares representing more than 35% of the combined voting power represented by the outstanding Voting Stock of the Company (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the applicable rules and regulations thereunder) or (b) during any period of 12 consecutive months, commencing before and ending after, or commencing after, the Effective Date, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office or approved prior to their election by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.

“Change in Law” shall mean (a) the adoption or taking effect of any law, rule, regulation or treaty after the Effective Date, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 5.10, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, U.S. Revolving Loans, Multicurrency Revolving Loans, Japanese Revolving Loans or Competitive Loans and when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment, a U.S. Revolving Commitment, a Multicurrency Commitment or a Japanese Commitment.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commitments” shall mean the collective reference to the Term Loan Commitments, the U.S. Revolving Commitments, the Multicurrency Commitments and the Japanese Commitments. The initial aggregate amount of the Commitments is $2,250,000,000.

“Committed Currency” shall mean (a) Euro, Sterling and Swiss Francs and (b) any other Eligible Currency that shall be designated by the Company in a notice delivered to the General Administrative Agent and approved by the General Administrative Agent and all the Multicurrency Lenders as a Committed Currency.

“Company” shall have the meaning set forth in the preamble.

“Company Stock” shall mean the common stock, $0.01 par value per share, of the Company, and the associated preferred stock purchase rights.

“Competitive Bid” shall mean an offer by a Lender to make a Competitive Loan pursuant to Article III.

“Competitive Bid Accept/Reject Letter” shall mean a notification made by the Company pursuant to Section 3.01(d) in the form of Exhibit A-4.

“Competitive Bid Rate” shall mean, as to any Competitive Bid, the Competitive Loan Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

“Competitive Bid Request” shall mean a request made pursuant to Article III in the form of Exhibit A-1.

“Competitive Borrowing” shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Article III.

“Competitive Loan” shall mean a Loan made pursuant to Article III. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.

“Competitive Loan Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount of the outstanding Competitive Loans of such Lender.

“Competitive Loan Margin” shall mean, with respect to any Competitive Loan bearing interest at a rate based on the Eurocurrency Rate, the marginal rate of interest, if any, to be added to or subtracted from the Eurocurrency Rate in order to determine the interest rate applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

“Conduit Lender” shall mean any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument subject to the consent of the Company (such consent not to be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 5.10, 5.11, 5.12, or 12.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” shall have the meaning assigned to such term in Section 2.05.

“Consolidated Cost Savings” shall mean, for any period, those synergies and cost-savings of the Company and its Subsidiaries related to operational changes, restructuring, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives relating to (i) the 2014 Acquisition, in each case, that are reasonably anticipated by the Company in good faith to be realized within 36 months following the 2014 Term Loan Funding Date, and (ii) the LDR Acquisition, in each case, that are reasonably anticipated by the Company in good faith to be realized within 36 months following the Effective Date (in each case calculated on a pro forma basis as if such synergies and cost-savings had been realized on the first day of the period, and net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Net Income for such period); provided that, to the extent that such synergies or cost savings are no longer reasonably expected by the Company to be realized within 36 months following the 2014 Term Loan Funding Date or the Effective Date, as applicable, then such synergies or cost savings shall not be included in the definition of “Consolidated Cost Savings”.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, without duplication and, other than in the case of clause (i) below, to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of: (a) income tax expense, (b) interest expense (including imputed interest on Capital Lease Obligations), amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Loans), and commissions, discounts and other fees and charges with respect to letters of credit, bankers’ acceptance financing and receivables financings, (c) depreciation and amortization expense (plus, to the extent GAAP then includes amounts as such expense, amounts of such expenses (calculated under the current GAAP) for any prior portion of such period if not otherwise so included), (d) amortization of intangibles (including goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any non-cash expenses relating to stock option exercises (if applicable accounting rules so require), (g) any other non-cash charges, (h) Consolidated Transaction Costs, (i) Consolidated Cost Savings, (j) (x) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan, profits interest or stock option plan, any equity-based compensation or equity-based incentive plan, or any other management or employee benefit plan, agreement or pension plan and (y) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock of the Company held by management of the Company or any of its Subsidiaries; and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of: (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (x) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (y) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” shall mean any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Capital Stock of a Person and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $250,000,000 (and shall in any event include the LDR Acquisition); and “Material Disposition” shall mean any disposition of property or series of related dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $250,000,000.

“Consolidated Leverage Ratio” shall mean, as at the last day of any period, the ratio of: (a) the sum of (i) Consolidated Total Debt plus, to the extent not included in the definition of Consolidated Total Debt, (ii) the aggregate amount of financing, to the extent in excess of $300,000,000, provided by third parties in connection with Permitted Receivables Securitizations on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication: (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation.

“Consolidated Net Tangible Assets” shall mean, with respect to the Company, the total amount of its assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” shall mean, at any date, the aggregate principal amount of all third-party Debt for borrowed money (including purchase money Debt), unreimbursed drawings under letters of credit, Capital Lease Obligations and third-party Debt obligations evidenced by notes or similar instruments, in each case of the Company and its Subsidiaries outstanding as of such date that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (except as otherwise provided in the definition of Capital Lease Obligations), minus up to $200,000,000 of cash and Cash Equivalents held in the United States by the Company and its Domestic Wholly Owned Subsidiaries; provided that such cash and Cash Equivalents are free of any Liens.

“Consolidated Transaction Costs” shall mean, for any period, the sum (without duplication) of all fees, costs and expenses incurred by the Company and its Subsidiaries, (i) within 36 months after the 2014 Term Loan Funding Date in connection with the 2014 Acquisition, and (ii) whether before, on or within 36 months after the Effective Date, in connection with the Transactions or the LDR Acquisition during such period.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” shall mean each Administrative Agent, each Issuing Lender and each other Lender.

“Currency” shall mean Dollars or any Alternate Currency.

“Debt” of any Person, shall mean, without duplication, (i) all obligations of such Person represented by notes, bonds, debentures or similar evidences of indebtedness; (ii) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms, (iii) all rental obligations of such Person as lessee under leases that are Capital Lease Obligations, (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations, contingent or otherwise, of such Person as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (vi) the liquidation value of all preferred capital stock of such Person which is redeemable at the option of the holder thereof or which may become (by scheduled or mandatory redemption) due within one year of the Latest Maturity Date, (vii) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (i) through (vi) above, (viii) all obligations of the kind referred to in clauses (i) through (vii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the applicable Person, whether or not such Person has assumed or become liable for the payment of such obligation and (ix) for the purposes of paragraph (f) of Article X only, all obligations in respect of Hedge Agreements. The Debt of any Person shall include Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt expressly provide that such Person is not liable therefor.

“Declining Lender” shall have the meaning assigned to such term in Section 2.05.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the General Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after a written request by the General Administrative Agent or an Issuing Lender, made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the General Administrative Agent or such Issuing Lender of such certification in form and substance reasonably satisfactory to it, or (d) has become the subject of a Bankruptcy Event or (e) has become, or has a Lender Parent that has become, the subject of a Bail-In Action.

“Designated Obligations” shall mean all obligations of the Borrowers with respect to (a) principal of and interest on the Loans of each Class (other than Competitive Loans), (b) unreimbursed LC Disbursements and interest thereon and (c) all facility fees and participation fees under Section 5.07 with respect thereto.

“Dollar Equivalent” shall mean, with respect to an amount denominated in any Alternate Currency, the equivalent in Dollars of such amount determined at the Exchange Rate determined by the General Administrative Agent on the date of determination of such equivalent. In making any determination of the Dollar Equivalent for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any date, the Applicable Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the relevant Borrower delivers a borrowing notice for such Loans pursuant to the provisions of this Agreement.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean a Subsidiary that is incorporated or organized under the laws of the United States or any state or political subdivision thereof.

“Domestic Wholly Owned Subsidiary” shall mean a Wholly Owned Subsidiary that is a Domestic Subsidiary.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date of this Agreement.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person, a Defaulting Lender or the Company or any Subsidiary.

“Eligible Currency” shall mean at any time any currency (other than Dollars, Euro, Sterling, Swiss Francs or Japanese Yen) that is freely tradeable and exchangeable into Dollars in the London market and for which an Exchange Rate can be determined.

“Environmental and Safety Laws” shall mean any and all applicable current and future treaties, laws (including without limitation common law), regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, any Hazardous Substance, to preservation or reclamation of natural resources or to the management, release or threatened release of any Hazardous Substance, including, without limitation, the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, any similar or implementing state law, all amendments of any of them, and any regulations promulgated under any of them.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 or ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Termination Event” shall mean (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its ERISA Affiliates from a “single employer” Plan during a plan year in which it was a “substantial employer”, both of such terms as defined in Section 4001(a) of ERISA, or (iii) the incurrence of liability under Title IV of ERISA with respect to the termination of a Plan, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) the receipt by the Company or any ERISA Affiliate of any notice (whether or not written) from the PBGC of any event or condition which the PBGC asserts is reasonably likely to constitute grounds under Section 4042 of ERISA to terminate, or to appoint a trustee to administer, any Plan or (vi) the partial or complete withdrawal of the Company or any ERISA Affiliate of the Company from, or the Insolvency or Reorganization of, a Multiemployer Plan.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” shall mean the single currency of the participating member states of the European Union as constituted by the Treaty of Rome of March 25, 1957 (as amended by the Single European Act 1986, the Maastricht Treaty which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to a Eurocurrency Rate.

“Eurocurrency Rate” shall mean (a) with respect to any Eurocurrency Borrowing (other than Borrowings denominated in Euro or Japanese Yen) for any Interest Period, the rate determined by the Applicable Administrative Agent by reference to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (the “LIBOR Screen Rate”) for deposits in the currency of such Borrowing (as reflected on the applicable Reuters screen page) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, in the case of a Borrowing denominated in Sterling, on the first day of such Interest Period), as the rate for deposits in Dollars or the applicable Alternate Currency with a maturity comparable to such Interest Period, (b) with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the rate determined by the Applicable Administrative Agent by reference to the percentage rate per annum determined by the Banking Federation of the European Union for deposits in Euro (known as the “EURIBOR Rate”) (as reflected on the applicable Reuters screen page) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period, and (c) with respect to any Eurocurrency Borrowing denominated in Japanese Yen for any Interest Period, the rate appearing on the TIBM Page under the caption “TIBM Average Rate” of Reuters (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Applicable Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Japanese Yen in the Tokyo interbank market) (the “TIBOR Screen Rate”) at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Japanese Yen with a maturity comparable to such Interest Period. In the event that any such rate is not available at such time for the applicable Interest Period for any reason, then the “Eurocurrency Rate” with respect to such Eurocurrency Borrowing for such Interest Period (the “Impacted Interest Period”) shall be the Interpolated Rate; provided, that if at the time that the Applicable Administrative Agent shall seek to determine the relevant Screen Rate for any Interest Period for a Eurocurrency Borrowing the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable Currency with respect to such Eurocurrency Borrowing for any reason and the Applicable Administrative Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the “Eurocurrency Rate” with respect to such Eurocurrency Borrowing for the Impacted Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to the arithmetic average of the rates at which deposits in Dollars or the applicable Alternate Currency approximately equal in principal amount to such Borrowing and for a maturity comparable to such Interest Period are offered (x) with respect to any Eurocurrency Borrowing (other than Borrowings denominated in Japanese Yen), to the principal London offices of the Reference Lenders (or, if either Reference Lender does not at the time maintain a London office, the principal London office of any Affiliate of such Reference Lender) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and (y) with respect to any

Eurocurrency Borrowing denominated in Japanese Yen, to the principal Tokyo offices of the Reference Lenders (or, if either Reference Lender does not at the time maintain a Tokyo office, the principal Tokyo office of any Affiliate of such Reference Lender) in immediately available funds in the Tokyo interbank market at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period. It is understood and agreed that the Applicable Administrative Agent will not disclose to any party hereto the rates quoted by the individual Reference Lenders. Notwithstanding the foregoing, in the event that any “Eurocurrency Rate”, determined as provided above, would be less than zero, the Eurocurrency Rate shall be deemed to be zero for all purposes of this Agreement.

“European Administrative Agent” shall mean J.P. Morgan Europe Limited, together with its affiliates (it being understood that any notices required to be delivered to the European Administrative Agent under this Agreement need not be delivered to such affiliates), as administrative agent for the Multicurrency Lenders under this Agreement and the other Loan Documents, and any successor thereto appointed pursuant to Article XI.

“European Borrower” shall mean the Luxembourg Borrower and, when used to describe a Borrower that is permitted to borrow under the Multicurrency Commitment, shall mean and include any Borrowing Subsidiary organized and existing under the laws of a jurisdiction whose currency is a Committed Currency.

“Event of Default” shall have the meaning assigned to such term in Article X.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Rate” shall mean, with respect to any Alternate Currency on a particular date, the rate at which such Alternate Currency may be exchanged into Dollars, as set forth on such date on the applicable Reuters currency page with respect to such Alternate Currency; provided that, the Company may make a one time election with the approval of the General Administrative Agent (such approval not to be unreasonably withheld) to use Bloomberg currency pages to determine the Exchange Rate instead of the Reuters currency pages. In the event that such rate does not appear on the applicable Reuters currency page or Bloomberg currency page, as the case may be, the Exchange Rate with respect to such Alternate Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the General Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be the General Administrative Agent’s spot rate of exchange in the London interbank or other market where its foreign currency exchange operations in respect of such Alternate Currency are then being conducted, at or about 10:00 a.m., Local Time, at such date for the purchase of Dollars with such Alternate Currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the General Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any withholding Taxes described in Section 5.12(k)(i) or Section 5.12(k)(ii) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.12(h), 5.12(i) or 5.12(j), and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall mean the Credit Agreement dated as of May 29, 2014, among the Company (f/k/a Zimmer Holdings, Inc.), the Japanese Borrower (f/k/a Zimmer K.K.), the Luxembourg Borrower (f/k/a Zimmer Investment Luxembourg S.À.R.L.), the Borrowing Subsidiaries party thereto, the lenders party thereto and the Administrative Agents, as amended and in effect from time to time.

“Existing Letters of Credit” shall mean the outstanding letters of credit set forth on Schedule 4.01.f

“Existing Maturity Date” shall have the meaning assigned to such term in Section 2.05.

“FATCA” shall mean Section 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the New York Federal Reserve Bank based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Federal Reserve Bank shall set forth on its public website from time to time) and published on the next succeeding business day as the federal funds effective rate; provided that such rate shall in no event be less than zero.

“Financial Officer” of any corporation shall mean the chief financial officer, principal accounting officer, vice president of finance, controller or treasurer of such corporation.

“Fixed Rate” shall mean, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

“Fixed Rate Loan” shall mean a Competitive Loan bearing interest at a Fixed Rate.

“Foreign Subsidiary” shall mean any Subsidiary that is not organized under the laws of the United States or any state or political subdivision thereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“General Administrative Agent” shall mean JPMCB, together with its affiliates (it being understood that any notices required to be delivered under this Agreement to the General Administrative Agent need not be delivered to such affiliates), as general administrative agent for the Lenders under this Agreement and the other Loan Documents, and any successor thereto appointed pursuant to Article XI.

“Governmental Authority” shall mean the government of any nation, including, but not limited to, the United States of America, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Member” shall mean the Company or any Subsidiary.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Substances” shall mean any toxic, radioactive, mutagenic, carcinogenic, noxious, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by-products and other hydrocarbons, including, without limitation, polychlorinated biphenyls (“PCBs”), asbestos or asbestos-containing material, and any substance, waste or material regulated or that could reasonably be expected to result in liability under Environmental and Safety Laws.

“Hedge Agreements” shall mean all interest rate swaps, caps or collar agreements, foreign exchange transactions or other arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations or foreign currencies, either generally or under specific contingencies.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the General Administrative Agent and the Company, among the Company, the other applicable Borrowers (if any), the General Administrative Agent and each existing or additional Revolving Lender party thereto.

“Incremental Facility Amount” shall mean, at any time the excess, if any, of (a) $500,000,000 over (b) the aggregate increase in the Revolving Commitments established prior to such time pursuant to Section 5.05.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency” shall mean with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Interest Election Request” shall mean a request by a Borrower to convert or continue a Borrowing in accordance with Section 5.02.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

“Interest Period” shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 2 (except in the case of a Borrowing in Japanese Yen), 3 or 6 (or, with the consent of all Lenders making Loans as part of such Borrowing, 12) months thereafter (or such shorter interest period as may be agreed to by all Lenders making Loans as part of such Borrowing), in each case as the applicable Borrower may elect, and (b) as to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period referred to in clause (a) above that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the relevant Screen Rates) determined by the Applicable Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which the applicable Screen Rate is available for the applicable Currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable Currency) that exceeds the Impacted Interest Period, in each case, as of approximately 11:00 a.m., London time or Tokyo time (with respect to any Eurocurrency Borrowing denominated in Japanese Yen), two Business Days prior to the commencement of such Interest Period. When determining the rate for a period which is less than the shortest period for which the relevant Screen Rate is available, the applicable Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means, in relation to any currency, the overnight rate for such currency determined by the Applicable Administrative Agent from such service as the Applicable Administrative Agent may select.

“Investment” shall have the meaning assigned to such term in Section 9.08.

“Investment Grade Standing” shall exist at any time when the actual Rating from S&P is at or above BBB- (or if S&P shall change its system, the new Rating which most closely corresponds to BBB-) or the actual Rating from Moody’s is at or above Baa3 (or if Moody’s shall change its system, the new Rating which most closely corresponds to Baa3).

“IRS” shall mean the U.S. Internal Revenue Service.

“Issuing Lender” shall mean each of JPMCB, Bank of America N.A., BNP Paribas, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, DNB Capital LLC, Mizuho Bank, Ltd., Royal Bank of Canada (which shall not be obligated to issue trade letters of credit), Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, National Association in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Article IV. Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. The term “Issuing Lender” shall also mean each Issuing Lender in its capacity as issuer of any Existing Letters of Credit listed on Schedule 4.01.

“Japan Qualified Institution” shall mean an Eligible Assignee that at the time it becomes a Lender (a) is able to receive interest payments from the Japanese Borrowers free of Japanese withholding tax and (b) is able to make ABR Loans in Dollars.

“Japanese Administrative Agent” shall mean JPMorgan Chase Bank, N.A., Tokyo Branch, together with its affiliates (it being understood that any notices required to be delivered to the Japanese Administrative Agent under this Agreement need not be delivered to such affiliates), as administrative agent for the Japanese Lenders under this Agreement and the other Loan Documents, and any successor thereto appointed pursuant to Article XI.

“Japanese Borrower” shall have the meaning set forth in the preamble and, when used to describe the Borrowers who are permitted to borrow under the Japanese Commitment, also shall mean and include any Borrowing Subsidiary organized and existing under the laws of Japan.

“Japanese Commitment” shall mean, as to any Japanese Lender at any time, its obligation to make Japanese Revolving Loans to the Japanese Borrower and the U.S. Borrowers in an aggregate Dollar Equivalent amount not to exceed at any one time outstanding the amount set forth opposite such Japanese Lender’s name in Part C of Schedule 2.01 under the heading “Japanese Commitment”, as such amount may be reduced from time to time pursuant to Section 5.03 and the other applicable provisions hereof, or increased from time to time pursuant to Section 5.05. The initial aggregate amount of the Japanese Commitments is $250,000,000.

“Japanese Lender” shall mean any Lender that has a Japanese Commitment or an outstanding Japanese Revolving Loan.

“Japanese Revolving Credit Exposure” shall mean, as at any date of determination with respect to any Japanese Lender, an amount equal to the Dollar Equivalent of the Japanese Revolving Loans of such Lender on such date.

“Japanese Revolving Loan” shall have the meaning assigned to such term in Section 2.01(c).

“Japanese Yen” and “¥” shall mean lawful money of Japan.

“JPMCB” shall mean JPMorgan Chase Bank, N.A.

“Latest Maturity Date” shall mean the latest of the Term Loan Maturity Date and the Revolving Maturity Date.

“LC Commitment” shall mean, as to each Issuing Lender, $10,000,000 or such greater amount as such Issuing Lender and the Company may agree upon in writing.

“LC Disbursement” shall mean a payment made by the Issuing Lenders pursuant to a Letter of Credit.

“LC Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any U.S. Revolving Lender at any time shall be its U.S. Revolving Commitment Percentage of the total LC Exposure at such time.

“LDR Acquisition” shall mean the Company’s acquisition in July 2016 of LDR Holding Corporation, a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated as of June 6, 2016 between the Company, LDR Holding Corporation and LH Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent.

“Lender Parent” shall mean, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” shall mean (a) the financial institutions listed on Part A, Part B, Part C and Part D of Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto, pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance or an Incremental Assumption Agreement; provided, that unless the context requires otherwise, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letter of Credit” shall mean any Letter of Credit issued (or deemed issued) pursuant to Article IV, and shall include each Existing Letter of Credit.

“Lien” shall mean any mortgage, lien, pledge, encumbrance, charge or security interest.

“Loan Documents” shall mean this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Incremental Assumption Agreement, each promissory note held by a Lender pursuant to Section 5.04(g) and any other agreement, instrument or document designated by its terms as a Loan Document.

“Loans” shall mean the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” shall mean (a) with respect to a Loan made to, or Borrowing by, a U.S. Borrower, New York City time, (b) with respect to a Loan made to, or Borrowing by, a Japanese Borrower in Japanese Yen, Tokyo time, (c) with respect to a Loan made to, or Borrowing by, a Japanese Borrower in Dollars, New York City time, and (d) with respect to a Loan made to, or Borrowing by, a European Borrower, London time.

“Luxembourg Borrower” shall have the meaning set forth in the Preamble.

“Margin Regulations” shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Material Adverse Effect” shall mean a material adverse effect on the business, operations, properties or financial condition of the Company and its consolidated Subsidiaries, taken as a whole.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multicurrency Commitment” shall mean, as to any Multicurrency Lender at any time, its obligation to make Multicurrency Revolving Loans to the European Borrowers and the U.S. Borrowers in an aggregate Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite such Multicurrency Lender’s name in Part D of Schedule 2.01 under the heading “Multicurrency Commitment”, as such amount may be reduced from time to time pursuant to Section 5.03 and the other applicable provisions hereof, or increased from time to time pursuant to Section 5.05. The initial aggregate amount of the Multicurrency Commitments is $850,000,000.

“Multicurrency Lender” shall mean any Lender that has a Multicurrency Commitment or an outstanding Multicurrency Revolving Loan.

“Multicurrency Revolving Credit Exposure” shall mean, as at any date of determination with respect to any Multicurrency Lender, an amount equal to the Dollar Equivalent of the Multicurrency Revolving Loans of such Lender on such date.

“Multicurrency Revolving Loans” shall have the meaning given such term in Section 2.01(d).

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Notice of Competitive Bid Request” shall mean a notification made pursuant to Article III in the form of Exhibit A-2.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; or if both such rates are not published for any day that is a Business Day, the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided that NYFRB Rate shall in no event be less than zero.

“OFAC” shall mean the United States Treasury Department Office of Foreign Assets Control.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.14(b)).

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the New York Federal Reserve Bank as set forth on its public website from time to time) and published on the next succeeding business day as an Overnight Bank Funding Rate (from and after such date as the New York Federal Reserve Bank shall commence to publish such composite rate).

“Participant” shall have the meaning set forth in Section 12.04(f).

“Participant Register” shall have the meaning set forth in Section 12.04(g).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Debt” shall mean (i) Debt of any Group Member to any other Group Member, (ii) Guarantees by any Subsidiary of Debt of any Borrower (other than the Company) and Guarantees by the Company of any Debt of any Subsidiary, (iii) any Debt incurred pursuant to Sale and Leaseback Transactions permitted under Section 9.03, (iv) Debt of any Subsidiary as an account party in respect of trade letters of credit, to the extent that such letters of credit are not drawn upon, (v) Debt assumed in connection with any Investment permitted under Section 9.08, (vi) Debt secured by any Lien permitted pursuant to Section 9.02 (b) or (q), (vii) Debt consisting of guarantees of loans made to officers, directors or employees of any Subsidiary, (viii) unsecured trade accounts payable and other unsecured current Debt incurred in the ordinary course of business and not more than 120 days past due (but excluding any Debt for borrowed money), (ix) any Permitted Receivables Securitization, (x) Debt with respect to surety, appeal and performance bonds obtained by any Subsidiary in the ordinary course of business, (xi) Debt owed in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, (xii) Debt incurred at a Japanese subsidiary of the Company and listed in Schedule 1.01 hereto in an aggregate amount (together with any replacements, renewals, refinancings or extensions thereof pursuant to clause (xiii) below) not to exceed $200,000,000 (or the equivalent thereof in Japanese Yen), (xiii) any replacement, renewal, refinancing or extension of any Debt referenced above that does not exceed the aggregate principal amount (plus associated fees and expenses) of the Debt being replaced, renewed, refinanced or extended (except that accrued and unpaid interest not delinquent in accordance with its terms may be part of any refinancing pursuant to this clause) and that otherwise complies with this Agreement and (xiv) Debt incurred under the Existing Credit Agreement in a principal amount equal to the amount outstanding on the Effective Date plus an additional principal amount not to exceed $150,000,000.

“Permitted Receivables Securitization” shall mean the incurrence of Debt in respect of any receivables securitization of the Company or any Subsidiary.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code that is maintained by the Company or any ERISA Affiliate for current or former employees, or any beneficiary thereof, of the Company or any ERISA Affiliate.

“Pricing Grid” shall mean the Facility Fee and Applicable Margin Grid set forth in Annex I.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Rating Agencies” shall mean Moody’s and S&P.

“Ratings” shall have the meaning assigned to such term in Annex I.

“Recipient” shall mean any Administrative Agent, any Lender and any Issuing Lender, or any combination thereof (as the context requires).

“Reference Lenders” shall mean JPMCB and Credit Suisse AG.

“Refinancing” shall have the meaning set forth in the preamble.

“Register” shall have the meaning set forth in Section 12.04(d).

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Reorganization” shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments representing a majority of the sum of the Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article X, and for all purposes after the loans become due and payable pursuant to Article X or the Commitments shall have expired or terminated, the Competitive Loan Exposures of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

“Restricted Payment” shall have the meaning assigned to such term in Section 9.07.

“Revolving Availability Period” shall mean the period from and including the Effective Date to (but excluding) the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments in accordance with the terms hereof.

“Revolving Commitments” shall mean the collective reference to the U.S. Revolving Commitments, the Multicurrency Commitments and the Japanese Commitments. The initial aggregate amount of the Revolving Commitments is $1,500,000,000.

“Revolving Credit Exposure” shall mean, as at any date of determination with respect to any Lender, an amount in Dollars equal to the sum of (a) the U.S. Revolving Credit Exposure of such Lender, (b) the Multicurrency Revolving Credit Exposure of such Lender and (c) the Japanese Revolving Credit Exposure of such Lender.

“Revolving Lender” shall mean a Lender with a Revolving Commitment or outstanding Revolving Credit Exposure.

“Revolving Loans” shall mean the collective reference to the U.S. Revolving Loans, the Multicurrency Revolving Loans and the Japanese Revolving Loans, each, individually, a “Revolving Loan”.

“Revolving Maturity Date” shall mean the fifth anniversary of the Effective Date, as such date may be extended pursuant to Section 2.05.

“Revolving Maturity Date Extension Request” shall mean a request by the Company, substantially in the form of Exhibit G or such other form as shall be approved by the General Administrative Agent, for the extension of the Revolving Maturity Date pursuant to Section 2.05.

“Sale and Leaseback Transaction” shall mean any arrangement with any Person pursuant to which the Company or any Subsidiary leases any property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (ii) leases between the Company and a Subsidiary or between Subsidiaries, (iii) leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such property and (iv) arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Sanctioned Country” shall mean, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan, Syria and Myanmar).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom, the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law, the Hong Kong Monetary Authority or the Monetary Authority of Singapore, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the preceding clauses (a) and (b).

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of International Law, the Hong Kong Monetary Authority or the Monetary Authority of Singapore.

“Screen Rate” shall mean, as the context may require, the LIBOR Screen Rate, the EURIBOR Rate and/or the TIBOR Screen Rate (as each such term is defined in the definition of the term “Eurocurrency Rate”).

“SEC” shall mean the Securities and Exchange Commission.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor rating agency.

“Solvent” shall mean, with respect to any Person, that as of the date of determination (i) the fair value of the assets of such Person at a fair valuation will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have an unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and proposed to be conducted following the determination date. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Statutory Reserve Rate” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board to which the General Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” shall mean the lawful money of the United Kingdom.

“subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (a) for purposes of Sections 9.03 and 9.06 only, any Person the majority of the outstanding Voting Stock (or equivalent voting securities of any Person which is not a corporation) of which is owned, directly or indirectly, by the parent or one or more subsidiaries of the parent of such Person and (b) for all other purposes under this Agreement, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” shall mean a subsidiary of the Company.

“Swiss Francs” or “CHF” shall mean the lawful money of Switzerland.

“Target Day” shall mean any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and all interest, additions to tax, penalties or liabilities with respect thereto.

“Term Loan Commitment” shall mean, as to any U.S. Lender, its obligation to make a Term Loan to the Company on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender hereunder, as such Commitment may be (a) reduced from time to time pursuant to Section 5.03 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The initial amount of such Lender’s Term Loan Commitment is set forth opposite such U.S. Lender’s name in Part A of Schedule 2.01 under the heading “Term Loan Commitment”. The initial aggregate amount of the Term Loan Commitments is $750,000,000.

“Term Loan Maturity Date” shall mean the third anniversary of the Effective Date.

“Term Loans” shall have the meaning assigned to such term in Section 2.01(a).

“Transactions” shall mean the execution and delivery by the Borrowers of this Agreement, the performance by the Borrowers of their obligations hereunder, the borrowings made or to be made hereunder and the use of the proceeds thereof.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the Eurocurrency Rate, the Alternate Base Rate and the Fixed Rate.

“Undisclosed Administration” shall mean, in relation to a Lender or a Lender Parent, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S. Borrowers” shall mean the Company and any Borrowing Subsidiary that is a Domestic Wholly Owned Subsidiary.

“U.S. Commitments” shall mean the U.S. Revolving Commitments and the Term Loan Commitments.

“U.S. Defaulting Lender” shall have the meaning assigned to such term in Section 5.15(c).

“U.S. Lender” shall mean a Lender having a Term Loan Commitment or any outstanding Term Loan or a U.S. Revolving Commitment or outstanding U.S. Revolving Credit Exposure.

“U.S. Loans” shall mean U.S. Revolving Loans and Term Loans.

“U.S. Revolving Commitment” shall mean, as to any U.S. Revolving Lender at any time, its obligation to make U.S. Revolving Loans to, and/or participate in Letters of Credit issued for the account of, any U.S. Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount set forth opposite such U.S. Lender’s name in Part B of Schedule 2.01 under the heading “U.S. Revolving Commitment”, as such amount may be reduced from time to time pursuant to Section 5.03 and the other applicable provisions hereof, or increased from time to time pursuant to Section 5.05. The initial aggregate amount of the U.S. Revolving Commitments is $400,000,000.

“U.S. Revolving Commitment Percentage” shall mean, as to any U.S. Revolving Lender at any time, the percentage which such U.S. Revolving Lender’s U.S. Revolving Commitment then constitutes of the aggregate U.S. Revolving Commitments of all U.S. Revolving Lenders.

“U.S. Revolving Credit Exposure” shall mean, as at any date of determination with respect to any U.S. Revolving Lender, an amount in Dollars equal to the sum of (a) the aggregate unpaid principal amount of such U.S. Revolving Lender’s U.S. Revolving Loans on such date and (b) such U.S. Revolving Lender’s LC Exposure.

“U.S. Revolving Lender” shall mean a Lender with a U.S. Revolving Commitment or, if the U.S. Revolving Commitments have terminated or expired, a Lender with U.S. Revolving Credit Exposure.

“U.S. Revolving Loan” shall have the meaning set forth in Section 2.01(b).

“Value” shall mean, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease (reduced by the amount of rental obligations of any sublessee of all or part of the same property) remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at an interest rate determined by the Company at the time of the consummation of such Sale and Leaseback Transaction as long as such interest rate is customary for leases of such type.

“Voting Stock” shall mean, as applied to the stock of any corporation, stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.

“Wholly Owned Subsidiary” of any Person, shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the equity are, at the time any determination is being made, owned by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“2014 Acquisition” shall mean the Acquisition, as defined in the Existing Credit Agreement.

“2014 Term Loan Funding Date” shall mean the Term Loan Funding Date, as defined in the Existing Credit Agreement.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”) or by Class, Type and Commitment (e.g., a “U.S. Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”) or by Class, Type and Commitment (e.g., a “U.S. Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), unless otherwise expressly stated to the contrary, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms, GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Company notifies the General Administrative Agent that the Company wishes to amend any covenant in Article IX or any related definition or other financial term used herein to eliminate the effect of any change in GAAP occurring after the Effective Date on the operation of such covenant (or if the General Administrative Agent notifies the Company that the Required Lenders wish to amend Article IX or any related definition or other financial term used herein for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Debt of the Company or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of Debt outstanding hereunder, no effect shall be given to (a) any election by the Company to measure an item of Debt using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (formerly known as FASB 159) or any similar accounting standard) or (b) any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require recognition of a lease liability where such lease (or similar arrangement) would not have required a lease liability under GAAP as in effect on December 31, 2015.

ARTICLE II

Amount and Terms of the Commitments

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each U.S. Lender agrees to make a term loan (each, a “Term Loan”) to the Company on the Effective Date in a principal amount in Dollars not exceeding its Term Loan Commitment. The Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed.

(b) Subject to the terms and conditions set forth herein, each U.S. Revolving Lender agrees to make revolving loans (“U.S. Revolving Loans”) to the U.S. Borrowers from time to time during the Revolving Availability Period in Dollars in an aggregate principal amount that will not result in (i) such Lender’s U.S. Revolving Credit Exposure exceeding such Lender’s U.S. Revolving Commitment, (ii) the sum of the total U.S. Revolving Credit Exposures exceeding the total U.S. Revolving Commitments or (iii) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the U.S. Borrowers may borrow, prepay and reborrow U.S. Revolving Loans.

(c) Subject to the terms and conditions set forth herein, each Japanese Lender agrees to make revolving loans (“Japanese Revolving Loans”) from time to time during the Revolving Availability Period to the Japanese Borrowers and, if and to the extent the U.S. Borrowers shall have delivered all documentation and other information reasonably requested by the Japanese Administrative Agent and required under all Japanese “know your customer” and similar laws and regulations, to the U.S. Borrowers, in Japanese Yen or Dollars in an aggregate principal amount that will not result in (i) such Lender’s Japanese Revolving Credit Exposure exceeding such Lender’s Japanese Commitment, (ii) the sum of the total Japanese Revolving Credit Exposures exceeding the total Japanese Commitments or (iii) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, any Japanese Borrower and any U.S. Borrower may borrow, prepay and reborrow Japanese Revolving Loans.

(d) Subject to the terms and conditions set forth herein, each Multicurrency Lender agrees to make revolving loans (“Multicurrency Revolving Loans”) from time to time during the Revolving Availability Period to the European Borrowers and the U.S. Borrowers in Committed Currencies or Dollars in an aggregate principal amount that will not result in (i) such Lender’s Multicurrency Revolving Credit Exposure exceeding such Lender’s Multicurrency Commitment, (ii) the sum of the total Multicurrency Revolving Credit Exposures exceeding the total Multicurrency Commitments or (iii) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the European Borrowers and the U.S. Borrowers may borrow, prepay and reborrow the Multicurrency Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each U.S. Loan shall be made as part of a Borrowing consisting of U.S. Loans of the same Class and Type made by the U.S. Lenders ratably in accordance with their respective U.S. Commitments of the applicable Class. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 3.01.

(b) Each Japanese Revolving Loan shall be made as part of a Borrowing consisting of Japanese Revolving Loans made by the Japanese Lenders to a Japanese Borrower or a U.S. Borrower, as the case may be, ratably in accordance with their respective Japanese Commitments.

(c) Each Multicurrency Revolving Loan shall be made as part of a Borrowing consisting of Multicurrency Revolving Loans made by the Multicurrency Lenders to a European Borrower or a U.S. Borrower, as the case may be, ratably in accordance with their respective Multicurrency Commitments.

(d) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make such Loans as required.

(e) Subject to Section 5.09, (i) each Term Borrowing and each Revolving Borrowing made by a U.S. Borrower and denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Company (on its own behalf or on behalf of any other applicable Borrower) may request in accordance herewith, (ii) each Revolving Borrowing made by the European Borrower or the Japanese Borrower and denominated in Dollars shall be comprised entirely of Eurocurrency Loans, (iii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the Company (on its own behalf or on behalf of any other Borrower) may request in accordance herewith and (iv) each Revolving Borrowing denominated in an Alternate Currency shall be comprised entirely of Eurocurrency Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(f) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is (i) in the case of a Eurocurrency Borrowing denominated in Dollars, an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of a Eurocurrency Borrowing denominated in an Alternate Currency a minimum principal amount the Dollar Equivalent of which is $2,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing of a particular Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class. Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 30 Eurocurrency Revolving Borrowings outstanding.

(g) Notwithstanding any other provision of this Agreement, the Company (on its own behalf or on behalf of any other Borrower) shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or a Term Borrowing, the applicable Borrower or the Company (on its own behalf or on behalf of any other Borrower) shall notify the Applicable Administrative Agent and the General Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing made by (i) the U.S. Borrowers and denominated in Dollars, (ii) the Japanese Borrower or (iii) the European Borrower, not later than 1:30 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing made by the U.S. Borrowers and denominated in an Alternate Currency, not later than 1:30 p.m., Local Time, four Business Days before the date of the proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Administrative Agent and the General Administrative Agent of a written Borrowing Request in the form of Exhibit A-5. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be comprised of Revolving Loans or Term Loans;

(ii) the aggregate amount of the requested Borrowing and the Currency of such Borrowing;

(iii) in the case of a Revolving Borrowing, whether such Borrowing is to be a Japanese Revolving Borrowing, a Multicurrency Revolving Borrowing or a U.S. Revolving Borrowing;

(iv) the date of such Borrowing, which shall be a Business Day;

(v) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing (it being agreed that any Alternate Currency Borrowing and any Dollar Borrowing made by either the European Borrower or the Japanese Borrower shall be a Eurocurrency Borrowing);

(vi) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii) the location and number of the account of the applicable Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 5.01; and

(viii) the applicable Borrower.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be, in the case of a Borrowing in Dollars made by the U.S. Borrowers, an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower or the Company, as the case may be, shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Borrowing Subsidiaries. The Company may designate any Wholly Owned Subsidiary of the Company as a Borrowing Subsidiary under any of the Revolving Commitments; provided that, promptly upon receiving such designation, the General Administrative Agent shall post a notice to the Lenders of the applicable Class of such proposed designation and shall not have received, within five Business Days of such notice, written notice from any such Lender that it may not make loans and other extensions of credit to such Person in the applicable Currency or Currencies in such Person’s jurisdiction in compliance with applicable laws and regulations and without being subject to any unreimbursed or unindemnified Tax or other expense. Upon the receipt by the General Administrative Agent of a Borrowing Subsidiary Agreement executed by such a Wholly Owned Subsidiary and the Company, and in the absence of any notice from a Lender delivered pursuant to the proviso to the immediately preceding sentence, such Wholly Owned Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement. A Subsidiary shall cease to be a Borrowing Subsidiary hereunder at such time as no Loans, fees or any other amounts due in connection therewith pursuant to the terms hereof shall be outstanding to such Subsidiary and such Subsidiary and the Company shall have executed and delivered to the General Administrative Agent a Borrowing Subsidiary Termination; provided that, notwithstanding anything herein to the contrary, no Borrowing Subsidiary shall cease to be a Borrowing Subsidiary solely because it no longer is a Wholly Owned Subsidiary of the Company so long as such Borrowing Subsidiary and the Company shall not have executed and delivered to the General Administrative Agent a Borrowing Subsidiary Termination and the Company’s guarantee of the Borrower Obligations of such Borrowing Subsidiary pursuant to Section 12.16 has not been released; provided further that in the event that (a) a Borrowing Subsidiary ceases to be a Wholly Owned Subsidiary of the Company, such Borrowing Subsidiary shall not be entitled to request new Loans hereunder, and (b) a Borrowing Subsidiary ceases to be a Subsidiary, all outstanding Loans owed by such Borrowing Subsidiary shall become immediately due and payable.

SECTION 2.05. Extension of Revolving Maturity Date. The Company may, by delivery of a Revolving Maturity Date Extension Request to the General Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 45 days and not more than 85 days prior to any anniversary of the Effective Date, request that the Revolving Lenders extend the Revolving Maturity Date for an additional period of one year; provided that there shall be no more than two extensions of the Revolving Maturity Date pursuant to this Section. Each Revolving Lender shall, by notice to the Company and the General Administrative Agent given not later than the 20th day after the date of the General Administrative Agent’s receipt of the Company’s Revolving Maturity Date Extension Request, advise the Company whether or not it agrees to the requested extension (each Revolving Lender agreeing to a requested extension being called a “Consenting Lender”, and each Revolving Lender declining to agree to a requested extension being called a “Declining Lender”). Any Defaulting Lender and any Revolving Lender that has not so advised the Company and the General Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender; provided that a Declining Lender (other than a Defaulting Lender) may, with the written consent of the Company, elect to become a Consenting Lender by providing written notice of such election to the Company and the General Administrative Agent at any time prior to the Existing Maturity Date. If Revolving Lenders constituting the Required Lenders shall have agreed to a Revolving Maturity Date Extension Request within the 20-day period described above, then the Revolving Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Revolving Maturity Date theretofore in effect (such Revolving Maturity Date theretofore in effect being called the “Existing Maturity Date”). The decision to agree or withhold agreement to any Revolving Maturity Date Extension Request shall be at the sole discretion of each Revolving Lender. The Revolving Commitment of any Declining Lender shall terminate on the Existing Maturity Date. The principal amount of any outstanding Revolving Loans made by Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the Existing Maturity Date the Borrowers shall also make such other prepayments of their Revolving Loans pursuant to Section 5.06 as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Declining Lenders pursuant to this sentence, the aggregate U.S. Revolving Credit Exposures would not exceed the aggregate U.S. Revolving Commitments. Notwithstanding the foregoing provisions of this paragraph, the Company shall have the right, pursuant to Section 5.14(b), at any time on or prior to the Existing Maturity Date, to replace a Declining Lender with one or more Revolving Lenders or other financial institutions (subject, in the case of any such other financial institution, to the consent of the General Administrative Agent and each Issuing Lender, such consent not to be unreasonably withheld or delayed) that will agree to the applicable Revolving Maturity Date Extension Request, and each such replacement Revolving Lender or financial institution shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, (a) no extension of the Revolving Maturity Date pursuant to this paragraph shall become effective unless on the anniversary of the Effective Date that immediately follows the date on which the Company delivers the applicable Revolving Maturity Date Extension Request, the conditions set forth in Sections 7.02(c) (without giving effect to the parenthetical therein, and with Section 6.05 being deemed for this purpose to refer to the most recent financial statements delivered pursuant to Section 8.03(a)) shall be satisfied and no Default shall have occurred and be continuing and the General Administrative Agent shall have received a certificate to that effect dated on such anniversary of the Effective Date and executed by a Financial Officer of the Company and (b) the Revolving Availability Period and the Revolving Maturity Date, as such terms are used in reference to Letters of Credit issued or to be issued by any Issuing Lender, will not be extended without the prior written consent of such Issuing Lender.

ARTICLE III

Competitive Bid Loans

SECTION 3.01. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Availability Period the Company (on its own behalf or on behalf of any other Borrower) may request Competitive Bids and the Company (on its own behalf or on behalf of any other Borrower) may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that (i) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures shall not exceed the total Revolving Commitments and (ii) in the event the Revolving Maturity Date shall have been extended as provided in Section 2.05, the sum of the LC Exposures attributable to Letters of Credit expiring after any Existing Maturity Date and the Competitive Loans maturing after such Existing Maturity Date shall not exceed the aggregate Revolving Commitments of the Consenting Lenders. To request Competitive Bids, the Company (on its own behalf or on behalf of any other Borrower) shall hand deliver or telecopy to the Advance Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Advance Agent, in the case of a Eurocurrency Borrowing, not later than 10:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, two Business Days before the date of the proposed Borrowing. A Competitive Bid Request that does not conform substantially to Exhibit A-1 may be rejected in the Advance Agent’s sole discretion, and the Advance Agent shall promptly notify the Company of such rejection by telecopy. Each Competitive Bid Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing;

(iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the location and number of the account of the Borrower to which funds are to be disbursed, which shall comply with the requirements of Section 5.01; and

(vi) the applicable Borrower.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Advance Agent shall deliver to the Revolving Lenders a Notice of Competitive Bid Request, inviting the Revolving Lenders to submit Competitive Bids.

(b) Each Revolving Lender may (but shall not have any obligation to) make one or more Competitive Bids to such Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Revolving Lender must be received by the Advance Agent by telecopy, in the form of Exhibit A-3 hereto, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., New York City time, one Business Day before the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Advance Agent, and the Advance Agent shall notify the applicable Revolving Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount of the Competitive Loan or Loans that the Revolving Lender is willing to make (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000, and which may equal the entire principal amount of the Competitive Borrowing Request by such Borrower), (ii) the Competitive Bid Rate or Rates at which the Revolving Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

(c) The Advance Agent shall promptly notify such Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

(d) Subject only to the provisions of this paragraph, such Borrower may accept or reject any Competitive Bid. Such Borrower shall notify the Advance Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 2:00 p.m., New York City time, on the proposed date of the Competitive Borrowing; provided that (i) the failure of such Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) such Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, such Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple of $100,000 thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $100,000 in a manner which shall be in the discretion of such Borrower. A notice given by such Borrower pursuant to this paragraph (d) shall be irrevocable.

(e) The Advance Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

(f) If the Advance Agent shall elect to submit a Competitive Bid in its capacity as a Revolving Lender, it shall submit such Competitive Bid directly to the Company (on its own behalf or on behalf of any other Borrower) at least one quarter of an hour earlier than the time by which the other Revolving Lenders are required to submit their Competitive Bids to the Advance Agent pursuant to paragraph (b) of this Section 3.01.

(g) All notices required by this Section 3.01 shall be given in accordance with Section 12.01.

ARTICLE IV

Letters of Credit

SECTION 4.01. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance under the U.S. Revolving Commitments of Letters of Credit in Dollars for its own account or for the account of any Borrowing Subsidiary, in a form reasonably acceptable to the General Administrative Agent and the applicable Issuing Lender, at any time and from time to time during the Revolving

Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company (on behalf of any Borrowing Subsidiary) to, or entered into by the Company (on behalf of itself or any Borrowing Subsidiary) with, the applicable Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control. At the request of the Company (on behalf of itself or any Borrowing Subsidiary), any Letter of Credit may be issued for the joint and several account of such Borrower and another Borrower. The Existing Letters of Credit are deemed to have been issued under this Agreement and will, for all purposes of this Agreement, constitute Letters of Credit.

(b) Notice of Issuance; Amendment; Renewal; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company (on behalf of itself or any Borrowing Subsidiary) shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to the Issuing Lender and the General Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 4.01), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Lender, the Company (on behalf of itself or any Borrowing Subsidiary) also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $50,000,000, (ii) the sum of the total U.S. Revolving Credit Exposures shall not exceed the total U.S. Revolving Commitments, (iii) the portion of the LC Exposure attributable to Letters of Credit issued by each Issuing Lender shall not exceed the LC Commitment of such Issuing Lender, (iv) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures shall not exceed the total Revolving Commitments and (v) in the event the Revolving Maturity Date shall have been extended as provided in Section 2.05, the sum of the LC Exposures attributable to Letters of Credit expiring after any Existing Maturity Date and the Competitive Loans maturing after such Existing Maturity Date shall not exceed the total Revolving Commitments of the Consenting Lenders. The issuance of any Letter of Credit shall be subject to the customary procedures of the applicable Issuing Lender, and no Issuing Lender shall be required to issue any Letter of Credit of a type not approved for issuance by it. Notwithstanding anything in the contrary in this Agreement, no Issuing Lender shall be under any obligation to issue, renew, amend or extend any Letter of Credit if: (a) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, renewing, amending or extending the Letter of Credit, or any law, rule, regulation or treaty applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, renewal, amendment or extension of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing

Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date; or (b) the issuance, renewal, amendment or extension of the Letter of Credit would violate one or more policies of the Issuing Lender.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof), and effective upon the date of such issuance (or, in the case of any Existing Letter of Credit, on the Effective Date), and without any further action on the part of the applicable Issuing Lender or the U.S. Revolving Lenders, the applicable Issuing Lender hereby grants to each U.S. Revolving Lender, and each U.S. Revolving Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such U.S. Revolving Lender’s U.S. Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each U.S. Revolving Lender hereby absolutely and unconditionally agrees to pay to the General Administrative Agent, for the account of such Issuing Lender, such U.S. Revolving Lender’s U.S. Revolving Commitment Percentage of each LC Disbursement made by such Issuing Lender and not reimbursed on or before the date due as provided in paragraph (e) of this Section 4.01, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each U.S. Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the U.S. Revolving Commitments, or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the General Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Company (on behalf of itself or the applicable Borrowing Subsidiary) may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a U.S. Revolving Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting U.S. Revolving Loan. If such Borrower fails to make such payment when due, the General Administrative Agent shall notify each U.S. Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such U.S. Revolving Lender’s U.S. Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each U.S. Revolving Lender shall pay to the General Administrative Agent its U.S. Revolving Commitment Percentage of the payment then due from such Borrower, in the same manner as provided in Section 5.01 with respect to U.S. Revolving Loans made by such U.S. Revolving Lender (and Section 5.01 shall apply, mutatis mutandis, to the payment obligations of the U.S. Revolving Lenders), and the General Administrative Agent shall promptly pay to such Issuing Lender the amounts so received by it from the U.S. Revolving Lenders. Promptly following receipt by the General Administrative Agent of any payment from such Borrower pursuant to this paragraph, the General Administrative Agent shall distribute such payment to such Issuing Lender or, to the extent that U.S. Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such U.S. Revolving Lenders and the Issuing Lenders as their interests may appear. Any payment made by a U.S. Revolving Lender pursuant to this paragraph to reimburse such Issuing Lender for any LC Disbursement (other than the funding of U.S. Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 4.01 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

(iii) the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Lenders, the General Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Lenders under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit;

(vi) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under a Letter of Credit after the expiration thereof or of the Commitments; and

(vii) any other act or omission to act or delay of any kind of the Issuing Lenders, the Lenders, the General Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 4.01, constitute a legal or equitable discharge of such Borrower’s obligations hereunder.

None of the General Administrative Agent, the Lenders or the Issuing Lenders or any of their Affiliates, directors, officers, employees and agents, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances specified in clauses (i) through (vi) above), or for any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lenders; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to such Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Lender’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Lenders shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of an Issuing Lender. Without limiting the generality of the foregoing, it is understood that an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that such Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly notify the General Administrative Agent and the applicable Borrower for whose account such Letter of Credit was issued by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Issuing Lender and the U.S. Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Lender shall make any LC Disbursement, unless the applicable Borrower shall reimburse (including with the proceeds of Loans as provided in Section 4.01(e)) such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement at the rate per annum specified in Section 5.08(a); provided that, if the Borrower fails to reimburse (including with the proceeds of Loans as provided in Section 4.01(e)) such LC, Disbursement when due pursuant to paragraph (e) of this Section 4.01, then Section 5.08(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any U.S. Revolving Lender pursuant to paragraph (e) of this Section 4.01 to reimburse such Issuing Lender shall be for the account of such U.S. Revolving Lender to the extent of such payment.

(i) Resignation or Removal of the Issuing Lenders. An Issuing Lender may resign at any time by giving at least 30 days’ prior written notice to the General Administrative Agent and the Company, and may be removed at any time by the Company by notice to the Issuing Lenders and the General Administrative Agent. Upon the acceptance of any appointment as an Issuing Lender hereunder by a Lender that shall agree to serve as successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Lender and the retiring Issuing Lender shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Company shall pay all accrued and unpaid fees pursuant to Section 5.07(c)(ii). The acceptance of any appointment as an Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Company and the General Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation or removal of the Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

ARTICLE V

General Provisions Applicable to Loans

SECTION 5.01. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable Currency to the account of the Applicable Administrative Agent or an Affiliate thereof, most recently designated by it for such purpose by notice to the Lenders, by 2:00 p.m., Local Time or, in the case of any Loan in Japanese Yen under the Japanese Commitments, by 12:00 noon, Local Time. The Applicable Administrative Agent will make Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Applicable Administrative Agent (or such other account as may be designated by such Borrower) in (i) New York City with respect to Loans made in Dollars to the U.S. Borrower, (ii) London with respect to Loans made to the European Borrower and Loans made in an Alternate Currency to the U.S. Borrower and (iii) Tokyo with respect to Loans made to the Japanese Borrower, as the case may be. If a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Applicable Administrative Agent shall return the amounts so received to the respective Lenders.

(b) Unless the Applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Administrative Agent such Lender’s share of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 5.01 and may, in reliance upon such assumption, make available to such Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Applicable Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Applicable Administrative Agent, at (i) in the case of such Lender, (A) in the case of Borrowings denominated in Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of Borrowings denominated in any Alternate Currency, the interest rate reasonably determined by the Applicable Administrative Agent to reflect its cost of funds for the amount advanced by such Administrative Agent on behalf of such Lender, or (ii) in the case of such Borrower, the interest rate on the applicable Borrowing; provided that no repayment by such Borrower pursuant to this sentence shall be deemed to be a prepayment for purposes of Section 5.11. If such Lender pays such amount to the Applicable Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 5.02. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower or the Company (on its own behalf or on behalf of any other Borrower) may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower or the Company (on its own behalf or on behalf of any other Borrower) may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower or the Company (on its own behalf or on behalf of any other Borrower) shall notify the Applicable Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower or the Company (on its own behalf or on behalf of any other Borrower) were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) in the case of Borrowings denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower or the Company (on its own behalf or on behalf of any other Borrower) shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Applicable Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Company or the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be (i) converted to an ABR Borrowing if it is denominated in Dollars or (ii) continued as such with an Interest Period of one month if it is denominated in an Alternate Currency.

SECTION 5.03. Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date and the Term Loan Commitments shall terminate upon the making of the Term Loans on the Effective Date.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments of a Class; provided that (i) each reduction of the Commitments of a Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments of a Class if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class, (i) the outstanding Revolving Credit Exposure of such Class would exceed the aggregate Revolving Commitments of such Class or (ii) the sum of the Revolving Credit Exposures plus the Competitive Loan Exposures would exceed the total Revolving Commitments.

(c) The Company shall notify the General Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the General Administrative Agent or an affiliate thereof shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of any Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other financing arrangements, in which case such notice may be revoked by the Company (by notice to the General Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of any Commitments shall be made ratably among the applicable Lenders in accordance with their respective applicable Commitments of the applicable Class.

SECTION 5.04. Repayment of Loans; Evidence of Debt. (a) The Company and each Borrowing Subsidiary hereby unconditionally promises to pay to the General Administrative Agent for the account of each U.S. Lender (i) on the Revolving Maturity Date, the then unpaid principal amount of the U.S. Revolving Loans of such Lender, (ii) the then unpaid principal amount of each Competitive Loan made by such U.S. Lender to such Borrower on the last day of the Interest Period applicable to such Loan and (iii) the then unpaid principal amount of each Term Loan of such Lender as provided in Section 5.16.

(b) Each of the Borrowers hereby unconditionally promises to pay to the Japanese Administrative Agent for the account of each Japanese Lender (i) on the Revolving Maturity Date, the then unpaid principal amount of its Japanese Revolving Loans and (ii) the then unpaid principal amount of each Competitive Loan made by such Japanese Lender to such Borrower on the last day of the Interest Period applicable to such Loan.

(c) Each of the Borrowers hereby unconditionally promises to pay to the European Administrative Agent for the account of each Multicurrency Lender (i) on the Revolving Maturity Date, the then unpaid principal amount of its Multicurrency Revolving Loans and (ii) the then unpaid principal amount of each Competitive Loan made by such Multicurrency Lender to such Borrower on the last day of the Interest Period applicable to such Loan.

(d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e) Each Administrative Agent shall maintain a Register pursuant to Section 12.04(d) and an account for each applicable Lender in which it shall record (i) the amount of each Loan made hereunder and any promissory note evidencing such Loan, the Class and Type thereof (and, in the case of an Alternate Currency Loan, the Currency thereof) and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by such Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(f) The entries made in the Register and the accounts of each Lender maintained pursuant to paragraphs (d) and (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or any Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(g) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and in a form approved by the General Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.04) be represented by one or more promissory notes in such form payable to such payee and its assigns.

SECTION 5.05. Incremental Commitments. (a) The Company may, by written notice to the General Administrative Agent, request additional U.S. Revolving Commitments, additional Multicurrency Commitments and/or additional Japanese Commitments, as applicable, in an aggregate amount not to exceed the Incremental Facility Amount at such time, from one or more Persons who will become U.S. Revolving Lenders, Multicurrency Lenders and/or Japanese Lenders (which may include any existing Lender willing to provide the same, in their own discretion); provided that each such Person, if not already a Lender hereunder, shall be subject to the approval of the General Administrative Agent and, if assuming a U.S. Revolving Commitment, the Issuing Lenders (which approvals shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the additional U.S. Revolving Commitments, additional Multicurrency Commitments and/or additional Japanese Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Facility Amount), and (ii) the date on which such additional U.S. Revolving Commitments, additional Multicurrency Commitments and/or additional Japanese Commitments are requested to become effective (which shall not be less than 10 Business Days or more than 60 days after the date of such notice, unless otherwise agreed to by the General Administrative Agent).

(b) The Company and each additional U.S. Revolving Lender, additional Multicurrency Lender and/or additional Japanese Lender shall execute and deliver to the General Administrative Agent an Incremental Assumption Agreement and such other documentation as the General Administrative Agent shall reasonably specify to evidence the Commitment of such Lender.

(c) Each of the parties hereto hereby agrees that the Administrative Agents may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase in the Revolving Commitments of any Class pursuant to Section 5.05(a), the outstanding Revolving Loans (if any) of such Class are held by the Lenders in accordance with their new Applicable Percentages of such Class. This may be accomplished at the discretion of the General Administrative Agent by (i) requiring the outstanding Revolving Loans to be prepaid with the proceeds of a new Revolving Borrowing of such Class, (ii) causing non-increasing Lenders to assign (at par, with accrued interest and fees) portions of their outstanding Revolving Loans of the affected Class to Persons who are becoming Lenders (or increasing their Commitments of the applicable Class), or (iii) any combination of the foregoing. Any prepayment or assignment described in this paragraph (b) shall be subject to Section 5.11, but shall otherwise be without premium or penalty.

(d) Notwithstanding the foregoing, no increase in any Revolving Commitment shall become effective under this Section 5.05 unless, (i) on the date thereof, the conditions set forth in paragraphs (c) and (d) of Section 7.02 shall be satisfied and the General Administrative Agent shall have received a certificate to that effect dated such date and executed by the President, a Vice President or a Financial Officer of the Company, and (ii) the General Administrative Agent shall have received (with sufficient copies for each of the Lenders) legal opinions, board resolutions and certificates consistent with those delivered on the Effective Date under paragraphs (b) and (e) of Section 7.01.

SECTION 5.06. Prepayment of Loans. (a) A Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that no Borrower shall have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

(b) A Borrower shall notify the General Administrative Agent and the Applicable Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three Business Days before the date of prepayment, and (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of any Commitments as contemplated by Section 5.03, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 5.03. Promptly following receipt of any such notice relating to a Borrowing, the Applicable Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 5.08.

(c) If on the last day of any fiscal quarter of the Company for any reason the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeds the total Revolving Commitments then in effect by more than 5%, the Borrowers shall, as soon as practicable but in no event later than three Business Days after the earlier of (i) the date on which it learns thereof and (ii) the date on which the General Administrative Agent so requests, (a) prepay Revolving Loans and/or (B) cash collateralize Letters of Credit for the benefit of the relevant Issuing Lenders on terms and under documentation reasonably satisfactory to the General Administrative Agent in an aggregate principal amount equal to the amount of the excess over the total Revolving Commitments.

(d) If on the last day of any fiscal quarter of the Company for any reason the sum of the total Japanese Revolving Credit Exposures exceeds the total Japanese Commitments then in effect by more than 5%, the Borrowers shall, as soon as practicable but in no event later than three Business Days after the earlier of (i) the date on which it learns thereof and (ii) the date on which the General Administrative Agent so requests, prepay Japanese Revolving Loans in an aggregate principal amount equal to the amount of the excess over the Japanese Commitments.

(e) If on the last day of any fiscal quarter of the Company for any reason the sum of the total Multicurrency Revolving Credit Exposures exceeds the total Multicurrency Commitments then in effect by more than 5%, the Borrowers shall, as soon as practicable but in no event later than three Business Days after the earlier of (i) the date on which it learns thereof and (ii) the date on which the General Administrative Agent so requests, prepay Multicurrency Revolving Loans in an aggregate principal amount equal to the amount of the excess over the Multicurrency Commitments.

(f) The Company and the other Borrowers will use reasonable efforts to implement and maintain internal controls to monitor the Borrowings and repayments, with the object of preventing any request for a Borrowing that would cause conditions specified in the first sentence of each of Sections 2.01(b), (c) and (d) not to be satisfied.

(g) The Administrative Agents shall not be obligated to calculate the Dollar Equivalent of any Alternate Currency but may do so from time to time in their sole discretion.

SECTION 5.07. Fees. (a) The Company agrees to pay to the General Administrative Agent for the account of each Revolving Lender a facility fee, which shall accrue at the facility fee rate set forth in the Pricing Grid from time to time, on the daily amount of the Revolving Commitments of such Revolving Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Revolving Commitments terminate; provided, that if such Revolving Lender continues to have any Revolving Credit Exposure after its Revolving Commitments terminate, then such facility fee shall continue to accrue on the daily amount of such Revolving Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitments terminate to but excluding the date on which such Revolving Lender ceases to have any Revolving Credit

Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any facility fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Company agrees to pay to the Administrative Agents, for their own account, the administrative, auction and other fees separately agreed upon between the Company and the Administrative Agents (collectively, the “Administrative Fees”).

(c) The Company agrees to pay (i) to the General Administrative Agent for the account of each U.S. Revolving Lender (including the Issuing Lenders) a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurocurrency Revolving Loans on the average daily amount of such U.S. Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which the Revolving Commitments terminate and the date on which such U.S. Revolving Lender ceases to have any LC Exposure and (ii) to each Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the portion of the LC Exposure attributable to Letters of Credit issued by such Issuing Lender (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which the Revolving Commitments terminate and the date on which there ceases to be any LC Exposure, as well as each of the Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the U.S. Revolving Commitments terminate and any such fees accruing after the date on which the U.S. Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lenders pursuant to this paragraph shall be payable promptly after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the General Administrative Agent for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 5.08. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Revolving Loan denominated in Dollars or a Eurocurrency

Term Loan, at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, (ii) in the case of a Eurocurrency Revolving Loan denominated in a currency other than Dollars, at the Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin or (iii) in the case of a Eurocurrency Competitive Loan, at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Competitive Loan Margin applicable to such Loan.

(c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.0% plus the rate applicable to ABR Term Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at time when the Alternate Base Rate is based on clause (a) of the first sentence of the definition of Alternate Base Rate and interest on Loans denominated in Sterling shall be computed on the basis of a year of 365 days (or, in the case of ABR Loans, 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Eurocurrency Rate shall be determined by the General Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 5.09. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the General Administrative Agent shall have determined (which determination shall be made in good faith and shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for the relevant Currency for such Interest Period; or

(b) the General Administrative Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such Loan) that the Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the General Administrative Agent shall give notice thereof to the Company (on its own behalf or on behalf of the applicable Borrower) and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the General Administrative Agent notifies the Company (on its own behalf or on behalf of the applicable Borrower) and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing, if denominated in Dollars, shall be made as an ABR Borrowing and, if denominated in any Alternate Currency, shall be made as a Borrowing bearing interest at an interest rate reasonably determined by the General Administrative Agent to compensate the applicable Lenders for such Borrowing in such Currency for the applicable period and (iii) any request by the Company (on its own behalf or on behalf of any other Borrower) or any other Borrower for a Eurocurrency Competitive Borrowing shall be ineffective; provided that (x) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Company for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Types of Borrowings shall be permitted.

SECTION 5.10. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except for any such reserve requirement which is reflected in the Adjusted Eurocurrency Rate) or Issuing Lender;

(ii) impose on any Lender or Issuing Lender, the London interbank market, the Tokyo interbank market or any other interbank market relevant to the funding of Loans in Alternate Currencies any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participations therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (c) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making or maintaining any Eurocurrency Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or issuing or participating in Letters of Credit by an amount deemed by such Lender or other Recipient to be material or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or other Recipient to be material, then the applicable Borrower will pay to such Lender or other Recipient such additional amount or amounts as will compensate such Lender or other Recipient for such additional costs actually incurred or reduction actually suffered.

(b) If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans or participations in Letters of Credit held by such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time the applicable Borrower will pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or Issuing Lender notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 5.11. Break Funding Payments. In the event of (a) the payment or prepayment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 5.06(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan or (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower pursuant to Section 5.14, then, in any such event, the applicable Borrower shall compensate each Lender for the out-of-pocket loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the present value of the excess, if any, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (assumed to be the Eurocurrency Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 5.12. Taxes. (a) Any and all payments to the Lenders or the Administrative Agents hereunder by a Borrower or on behalf of any Borrower (including any payment by the Company, as guarantor of the obligations of any other Borrower) shall be made free and clear of and without deduction for any and all current or future Taxes, except as required by applicable law. If under any applicable law the relevant Borrower (or the Company, as applicable) shall be required to deduct any Indemnified Tax from or in respect of any sum payable hereunder to any Recipient, (i) the sum payable shall be increased by the amount (an “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to Additional Amounts payable under this Section 5.12) such Recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Borrower (or the Company, as applicable) shall make such deductions and (iii) the relevant Borrower (or the Company, as applicable) shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the relevant Borrower (or the Company, as applicable) shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(c) The relevant Borrower (or the Company, as applicable) shall indemnify each Lender (or Participant) and each Administrative Agent for the full amount of Indemnified Taxes paid by such Lender (or Participant) or such Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney’s fees and expenses)) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender, or by an Administrative Agent on its own behalf or on behalf of a Lender, and setting forth in reasonable detail the manner in which such amount shall have been determined, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date such Lender or Administrative Agent, as the case may be, makes written demand therefor, which written demand shall be made within 60 days of the date such Lender or Administrative Agent receives written demand for payment of such Indemnified Taxes from the relevant Governmental Authority.

(d) Each Lender shall severally indemnify each Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that no Borrower has already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by any Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes. Each Lender hereby authorizes each Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Administrative Agent to the Lender from any other source against any amount due to such Administrative Agent under this paragraph (d).

(e) If a Lender (or Participant) or an Administrative Agent receives a refund, which in its reasonable judgment is in respect of any Indemnified Taxes as to which it has been indemnified by the relevant Borrower or with respect to which the relevant Borrower has paid Additional Amounts pursuant to this Section 5.12, it shall within 30 days from the date of such receipt pay over such refund to the relevant Borrower (but only to the extent of indemnity payments made, or Additional Amounts paid, by the relevant Borrower under this Section 5.12 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Participant) or such Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the relevant Borrower, upon the request of such Lender (or Participant) or such Administrative Agent, agrees to repay the amount paid over to the relevant Borrower (plus penalties, interest or other charges) to such Lender (or Participant) or such Administrative Agent in the event such Lender (or Participant) or such Administrative Agent is required to repay such refund to such Governmental Authority.

(f) As soon as practicable after the date of any payment of Indemnified Taxes by the relevant Borrower to the relevant Governmental Authority, the relevant Borrower will deliver to the Applicable Administrative Agent at its address referred to in Section 12.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

(g) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 5.12 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

(h) Each Lender (or Participant) that is not a United States person as defined in Section 7701(a)(30) of the Code (a “Non U.S. Lender”) shall deliver to the Company and the Applicable Administrative Agent, at the time or times reasonably requested by the Company or the Applicable Administrative Agent, two copies of (i) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty, (ii) an IRS Form W-8ECI, (iii) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct or indirect partner, in each case, properly completed and duly executed by such Non U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement. Each Lender (or Participant) that is a U.S. person as defined in Section 7701(a)(30) of the Code shall deliver to the Company and the Applicable Administrative Agent two copies of IRS Form W-9, or any subsequent or substitute versions thereof or successors thereto, certifying that such Lender (or Participant) is entitled to a complete exemption from U.S. Federal backup withholding tax on payments made pursuant to this Agreement. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder) and on or before the date, if any, such Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”), unless each of the applicable lending office prior to such designation and the New Lending Office are located within the United States. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Notwithstanding any other provision of this Section 5.12(h), a Lender shall not be required to deliver any form pursuant to this Section 5.12(h) that such Lender is not legally able to deliver.

(i) A Lender (or Participant) that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower (other than the Company) is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, shall deliver to such Borrower (with a copy to the Applicable Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender (or Participant) is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender (or Participant).

(j) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Applicable Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or such Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or such Administrative Agent as may be necessary for such Borrower and such Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (j), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(k) The relevant Borrower shall not be required to indemnify any Lender (or Participant), or to pay any Additional Amounts to any Lender (or Participant), in respect of any withholding Tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to such withholding tax was in effect and would apply to amounts payable to such Lender on the date such Lender became a party to this Agreement (or, in the case of a Participant, on the date such Participant became a Participant hereunder) or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Loan or, with respect to payments by a Borrower pursuant to a Competitive Loan, as of the date the Company accepts a Competitive Bid pursuant to Section 3.01(d); provided, however, that this clause (i) shall not apply to any Lender (or Participant) if the assignment, participation, transfer or designation of a New Lending Office was made at the request of the relevant Borrower; and provided further, however, that this clause (i) shall not apply (x) to the extent the indemnity payment or Additional Amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or Additional Amounts that the Lender (or Participant) making the assignment, participation, transfer or designation of such New Lending Office would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (y) to the extent the obligation to withhold such amounts is an obligation of, or an obligation in respect of payments made by, a Borrowing Subsidiary that becomes a Borrowing Subsidiary after the Effective Date or any Affiliate of the Company other than the relevant Borrower, or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by such Lender (or Participant) to comply with the provisions of paragraph (h), (i) or (j) of this Section 5.12.

(l) Nothing contained in this Section 5.12 shall require any Lender (or Participant) or any Administrative Agent to make available any of its Tax returns (or any other information that it deems to be confidential or proprietary).

(m) For the purposes of this Section 5.12, the term “Lender” shall include any Issuing Lender.

SECTION 5.13. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 5.10, 5.11 or 5.12, or otherwise) prior to 3:00 p.m., Local Time or, in the case of any Revolving Loan in Japanese Yen under the Japanese Commitment, by 12:00 noon Local Time at the place of payment, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Applicable Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Applicable Administrative Agent at its offices referred to in Section 12.01, or such other location as such Administrative Agent shall designate from time to time, except that payments pursuant to Sections 5.10, 5.11 or 5.12 and 12.05 shall be made directly to the Persons entitled thereto. The Applicable Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the Currency in which the applicable payment obligation is due.

(b) If at any time insufficient funds are received by and available to the Administrative Agents to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal (including reimbursement of LC Disbursements) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans or in respect of its participations in any Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and accrued interest thereon or its participations in Letters of Credit than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase

(for cash at face value) participations in the Revolving Loans, Term Loans and Letters of Credit of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Applicable Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Applicable Administrative Agent for the account of any Lenders hereunder that such Borrower will not make such payment, the Applicable Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders severally agrees to repay to the Applicable Administrative Agent forthwith on demand the amount so distributed to such Lenders with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Administrative Agent, (i) if the relevant amount is denominated in Dollars, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) if the relevant amount is denominated in any other Currency, at the interest rate reasonably determined by the Applicable Administrative Agent to reflect the cost of funds for the amount paid by such Administrative Agent on behalf of such Borrower.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 5.01(b), 5.12(d) or 5.12(e), then the Applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 5.14. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 5.10, or if any Borrower is required to pay any Additional Amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.12, then such Lender shall use reasonable efforts to file any certificate or document requested by the applicable Borrower (consistent with legal and regulatory restrictions), to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such filing, designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or 5.12, as the case may be, in the future and (ii) would not otherwise be disadvantageous to such Lender.

(b) If (i) any Lender requests compensation under Section 5.10, (ii) any Borrower is required to pay any Additional Amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.12, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender becomes a Declining Lender, (v) any Lender refuses to consent to any amendment, waiver or other modification of this Agreement requested by the Company that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders or (vi) any Lender provides notice of the type described in the proviso to the first sentence of Section 2.04, then, in each case, the Company may, upon notice to such Lender and the applicable Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it and any and all rights and interests related thereto) to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and, in the case of clause (v) above, provides its consent to such requested amendment, waiver, or other modification of this Agreement); provided that (1) the Company shall have received the prior written consent of the General Administrative Agent which consent shall not unreasonably be withheld or delayed, (2) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 5.11), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), (3) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.12, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.14(a) and such assignment will result in a reduction in such compensation or payments and (4) in the case of any such assignment resulting from a Lender being a Declining Lender, the assignee shall have agreed to the applicable Revolving Maturity Date Extension Request.

SECTION 5.15. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) facility fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 5.07(a);

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 12.07); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 12.07, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c) if any LC Exposure exists at the time any U.S. Lender becomes a Defaulting Lender (such Defaulting Lender, a “U.S. Defaulting Lender”), then:

(i) all or any part of the LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such U.S. Defaulting Lender shall have funded its participation as contemplated by Sections 4.01(e) and 4.01(f)) of such U.S. Defaulting Lender shall be reallocated among the U.S. non-Defaulting Lenders in accordance with their respective U.S. Revolving Commitment Percentages but only to the extent that the sum of all U.S. non-Defaulting Lenders’ U.S. Revolving Credit Exposures plus such U.S. Defaulting Lender’s LC Exposure does not exceed the sum of all U.S. non-Defaulting Lenders’ U.S. Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the General Administrative Agent cash collateralize for the benefit of the applicable Issuing Lenders the portion of such U.S. Defaulting Lender’s LC Exposure that has not been reallocated for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes any portion of such U.S. Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay participation fees to such U.S. Defaulting Lender pursuant to Section 5.07(c) with respect to such portion of such U.S. Defaulting Lender’s LC Exposure for so long as such U.S. Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if any portion of the LC Exposure of such U.S. Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 5.07(a) and 5.07(c) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such U.S. Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lenders or any other Lender hereunder, all participation fees payable under Section 5.07(c) with respect to such U.S. Defaulting Lender’s LC Exposure shall be payable to the Issuing Lenders until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a U.S. Defaulting Lender, no Issuing Lender shall be required to issue, amend, renew or extend any Letter of Credit, unless it is satisfied that the related exposure and the U.S. Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Revolving Commitments of the U.S. non-Defaulting Lenders and/or cash collateralized by the Borrower in accordance with Section 5.15(c), and participating interests in any such issued, amended, renewed or extended Letter of Credit will be allocated among the U.S. non-Defaulting Lenders in a manner consistent with Section 5.15(c)(i) (and such U.S. Defaulting Lender shall not participate therein).

In the event that (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such Bankruptcy Event shall continue or (ii) any Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Issuing Lender shall not be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Lender shall have entered into arrangements with the Company or the applicable Lender satisfactory to such Issuing Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the General Administrative Agent, the Company and the Issuing Lenders each agree that a Defaulting Lender has adequately remedied all matters that caused the applicable Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s U.S. Revolving Commitment and on such date such Lender shall purchase at par such of the U.S. Revolving Loans of the other Lenders as the General Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its U.S. Revolving Commitment Percentage.

SECTION 5.16. Amortization and Maturity of Term Loans. (a) The Company shall repay, on each of the first two anniversaries of the Effective Date, a principal amount of Term Loans equal to 10% of the aggregate principal amount of Term Loans made on the Effective Date.

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date.

(c) Any prepayment of a Term Loan shall be applied to reduce the subsequent scheduled repayments of the Term Loans to be made pursuant to this Section as directed by the Company.

(d) Repayments of Term Loans shall be accompanied by accrued interest on the amount repaid.

ARTICLE VI

Representations and Warranties

The Company represents and warrants to each of the Lenders and each of the Administrative Agents that:

SECTION 6.01. Organization; Powers. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted and (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect. Each Borrower has the corporate power and authority to execute and deliver this Agreement (or, in the case of the Borrowing Subsidiaries, the Borrowing Subsidiary Agreements), to perform its obligations under this Agreement and to borrow hereunder.

SECTION 6.02. Authorization. The Transactions (a) are within each Borrower’s corporate powers and have been duly authorized by all requisite corporate action and (b) do not

(i) violate (A) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations), (B) any provision of the certificate of incorporation or other constitutive documents or by-laws of the Company or any Borrower, (C) any order of any Governmental Authority or (D) any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which it or any of its property is or may be bound, (ii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien upon any property or assets of the Company or any Subsidiary other than, in the case of clauses (i)(A), (i)(C), (i)(D), (ii) and (iii), any such violations, conflicts, breaches, defaults or liens that, individually or in the aggregate, would not have a Material Adverse Effect or, in the case of clause (i)(A), result in a violation of law by any Administrative Agent or Lender.

SECTION 6.03. Enforceability. This Agreement has been duly executed and delivered by each of the Borrowers and constitutes, and each other Loan Document constitutes or, when executed and delivered, will constitute, a legal, valid and binding obligation of each Borrower party hereto or thereto, enforceable in accordance with its terms (subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity)).

SECTION 6.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority is required in connection with the Transactions except such as have, or on or prior to the Effective Date will have, been obtained or made and are in full force and effect and except for those the failure to obtain which could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Financial Statements; No Material Adverse Effect. (a) The Company has heretofore furnished to the Administrative Agents and the Lenders (i) its consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal year ended December 31, 2015, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) its unaudited consolidated balance sheets and statements of income, stockholders’ equity and cash flows as of and for the fiscal quarters ended March 31, 2016, and June 30, 2016, and the portions of the fiscal year then ended. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject, in the case of such quarterly financial statements, to normal year-end adjustments and the absence of certain footnotes.

(b) Since December 31, 2015, there has been no material adverse effect on the business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 6.06. Litigation, Compliance with Laws. (a) There are no actions, proceedings or investigations filed or (to the knowledge of the Company) threatened against the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining the Company from the execution, delivery or performance of this Agreement nor is there any other action, proceeding or investigation filed or (to the knowledge of the Company) threatened against the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would be reasonably likely to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.

SECTION 6.07. Federal Reserve Regulations. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

SECTION 6.08. Taxes. The Company and the Subsidiaries have filed or caused to be filed all Federal and material state, local and foreign Tax returns which are required to be filed by them, and have paid or caused to be paid all material Taxes required to have been paid by them, other than (i) any Taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have, to the extent required by GAAP, been set aside or (ii) where such failure to file or pay could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.09. Employee Benefit Plans. The present aggregate value of accumulated benefit obligations of each Plan and each foreign employee pension benefit plan required to be funded (based on those assumptions used for disclosure of such obligations in corporate financial statements in accordance with GAAP) did not, as of the most recent statements available, exceed the aggregate value of the assets for each plan by an amount in the aggregate for all such plans that would reasonably be expected to have a Material Adverse Effect. Except as would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect, (a) no ERISA Termination Event has occurred and (b) each Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations.

SECTION 6.10. Environmental and Safety Matters. Other than exceptions to any of the following that would not in the aggregate have a Material Adverse Effect: (a) the Company and the Subsidiaries comply and have complied with all applicable Environmental and Safety Laws; (b) there are and have been no Hazardous Substances at any property owned, leased or operated by the Company now or in the past, or at any other location, that could reasonably be expected to result in liability of the Company or any Subsidiary under any Environmental and Safety Law or result in costs to any of them arising out of any Environmental and Safety Law; (c) there are no past, present, or, to the knowledge of the Company and the Subsidiaries, anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could reasonably be expected to prevent the Company or any of the

Subsidiaries from, or increase the costs to the Company or any of the Subsidiaries of, complying with applicable Environmental and Safety Laws or obtaining or renewing all material permits, approvals, authorizations, licenses or permissions required of any of them pursuant to any such law; and (d) neither the Company nor any of the Subsidiaries has retained or assumed, by contract or operation of law, any liability, fixed or contingent, under any Environmental and Safety Law.

SECTION 6.11. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal properties that are material to the business of the Company and its Subsidiaries taken as a whole, except where the failure to have such title or interests, as applicable, could not reasonably be expected to result in a Material Adverse Effect.

(b) Each of the Company and its Subsidiaries owns, is licensed to use, or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual properties that are material to the business of the Company and its Subsidiaries taken as a whole, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.12. Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 6.13. Boryokudan. Neither the Company nor any Japanese Borrower falls under, at present, an organized crime group (“Boryokudan”), a member of a Boryokudan (“Boryokudanin”), a Person for whom five years have not passed since ceasing to be a Boryokudanin, a sub-member of a Boryokudan (“Boryokudan jyunkoseiin”), a corporation related to a Boryokudan (“Boryokudan kanren gaisha”), a racketeer attempting to extort money from a company by threatening to cause trouble at the general stockholders’ meeting (“Soukaiya”) or advocating social causes (“Shakai undou nado hyoubou goro”), or a special intelligence organized crime group (“Tokusyu chinou boryoku syudan”), or a Person or organization equivalent to any of the above howsoever described (collectively, “Boryokudan, Etc.”) or any of the following subparagraphs, nor will it in the future have:

(a) relationships in which its management is considered to be controlled by Boryokudan, Etc.;

(b) relationships in which Boryokudan, Etc. are considered to be substantially involved in its management;

(c) relationships in which it is considered to utilize unlawfully Boryokudan, Etc. for purposes of securing unjust interests for itself, its own company or third parties or for causing damage to third parties;

(d) relationships in which it is considered to offer funds or provide benefits to Boryokudan, Etc.; or

(e) officers or persons substantially involved in management that have relationships with the Boryokudan, Etc.

SECTION 6.14. Solvency. The Company and its Subsidiaries, on a consolidated basis, are and, upon the initial Borrowing of any Loans, will be Solvent.

SECTION 6.15. Anti-Corruption Laws and Sanctions. The Borrowers have implemented and will maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrowers, their subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and to the knowledge of the Borrowers and their Subsidiaries, their respective directors, officers and employees are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Borrower, any Subsidiary or to the knowledge of any Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. The Transactions will not violate any Anti-Corruption Law or applicable Sanctions.

ARTICLE VII

Conditions

SECTION 7.01. Effective Date. The Credit Agreement shall become effective upon the satisfaction of the following conditions:

(a) The General Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the General Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The General Administrative Agent shall have received, with a counterpart or copy for each Lender, such documents and certificates as the General Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of the Transactions and other legal matters relating to the Borrowers, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the General Administrative Agent.

(c) The representations and warranties of each Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier or later date, no Default shall have occurred and be continuing and the General Administrative Agent shall have received a certificate signed by the President, a Vice President or a Financial Officer of the Company confirming the foregoing; provided that to the extent such representations and warranties are qualified by materiality, such representations and warranties shall be true and correct in all respects.

(d) The General Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder or under any Loan Document.

(e) The General Administrative Agent (or its counsel) shall have received a favorable written opinion (addressed to the General Administrative Agent and the Lenders and dated the Effective Date) from Faegre Baker Daniels LLP, U.S. counsel for the Borrowers, substantially in the form of Exhibit C and covering such other matters relating to the Borrowers, the Loan Documents as the General Administrative Agent or the Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

(f) On or prior to the Effective Date (or substantially simultaneous with any initial Borrowings to be made on the Effective Date), (i) the revolving commitments under the Existing Credit Agreement shall have been terminated (and all revolving loans (if any) outstanding thereunder and other amounts due in respect thereof paid in full), and (ii) the Borrowers shall have paid to the Administrative Agents for the accounts of the lenders and issuing lenders entitled thereto all accrued fees and expenses payable under the Existing Credit Agreement to but excluding the Effective Date. For the avoidance of doubt, it is understood that the term loans outstanding under the Existing Credit Agreement will remain outstanding on and after the Effective Date, and will be governed solely by the terms of the Existing Credit Agreement.

(g) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 7.02. Conditions to All Extensions of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing made solely to refinance outstanding Borrowings that does not increase the aggregate principal amount of the Loans of any Lender outstanding), and of the Issuing Lenders to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

(a) The General Administrative Agent and the Applicable Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 or a notice requesting the issuance, amendment, renewal or extension of a Letter of Credit under Section 4.01(b), as the case may be.

(b) The Effective Date shall have occurred.

(c) The representations and warranties of each Borrower set forth in the Loan Documents (other than the representations and warranties set forth in Sections 6.05(b) and 6.06(a)) shall be true and correct in all material respects on and as of the date of any such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided that, (i) to the extent such representations and warranties expressly relate to an earlier date, they shall be true and correct in all material respects as of such earlier date and (ii) to the extent such representations and warranties are qualified by materiality, such representations and warranties shall be true and correct in all respects.

(d) At the time of and immediately after giving effect to such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(e) In the case of a Borrowing by a Borrowing Subsidiary, the rate of interest applicable to such Borrowing under this Agreement (without giving effect to Section 12.23) shall not exceed the maximum rate permitted under applicable law.

Each Borrowing and the issuance, amendment, renewal or extension of each Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (c) and (d) of this Section.

SECTION 7.03. Initial Borrowing by Each Borrowing Subsidiary. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Borrowing Subsidiary is subject to the satisfaction of the condition that the General Administrative Agent (or its counsel) shall have received a Borrowing Subsidiary Agreement properly executed by such Borrowing Subsidiary and the Company, and the Applicable Administrative Agent shall have received all documentation and information reasonably requested by it and required under applicable “know your customer” and similar laws and regulations.

ARTICLE VIII

Affirmative Covenants

The Company covenants and agrees with each Lender and each Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other amounts payable hereunder shall be unpaid or any Letter of Credit shall remain outstanding, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to, on and after the Effective Date:

SECTION 8.01. Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership and/or limited liability company existence and its rights and franchises that are material to the business of the Company and its Subsidiaries as a whole, except as expressly permitted under Section 9.01 or 9.06 and except, in the case of any Subsidiary, where the failure to do so would not result in a Material Adverse Effect.

SECTION 8.02. Business and Properties. Comply in all respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including Environmental and Safety Laws and ERISA), whether now in effect or hereafter enacted except instances that could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of the business of the Company and its Subsidiaries as a whole and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so would not result in a Material Adverse Effect.

SECTION 8.03. Financial Statements, Reports, Etc. In the case of the Company, furnish to the General Administrative Agent for distribution to each Lender:

(a) within 105 days after the end of each fiscal year, its annual report on Form 10-K as filed with the SEC, including its consolidated balance sheet and the related consolidated earnings statement showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by the Company and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present the Company’s financial condition and results of operations on a consolidated basis in accordance with GAAP;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its quarterly report on Form 10-Q as filed with the SEC, including its unaudited consolidated balance sheet and related consolidated earnings statement, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year (and each delivery of such statements shall be deemed a representation that such statements fairly present the Company’s financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes);

(c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) demonstrating in reasonable detail calculation of the covenant set forth in Section 9.04 as of the last day of the period covered by such financial statements;

(d) promptly after the same become publicly available, copies of all reports on Form 8-K filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, and copies of all reports distributed to its shareholders; and

(e) promptly, from time to time, such other information as any Lender shall reasonably request through the General Administrative Agent, including any additional information relating to the Consolidated Transaction Costs and Consolidated Cost Savings referred to in clauses (h) and (i), respectively, in the definition of the term “Consolidated EBITDA” (it being understood that the Company shall not be required to provide any information or documents which are subject to confidentiality provisions the nature of which prohibit such disclosure).

Information required to be delivered pursuant to this Section shall be deemed to have been delivered on the date on which the Company provides notice (reasonably identifying where the applicable disclosure may be obtained) to the General Administrative Agent that such information has been posted on the Company’s website on the internet at www.zimmer.com, or on the SEC’s website on the internet at www.sec.gov or at another website identified in such notice and accessible by the Lenders without charge.

SECTION 8.04. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers (which may include captive insurers), and maintain such other insurance or self insurance (including product liability insurance), to such extent and against such risks, including fire and other risks insured against by extended coverage, as are customary with companies similarly situated and in the same or similar businesses.

SECTION 8.05. Obligations and Taxes. Pay and discharge promptly when due all material Taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

SECTION 8.06. Litigation and Other Notices. Give the General Administrative Agent written notice of the following within ten Business Days after any executive officer of the Company obtains knowledge thereof:

(a) the filing or commencement of any action, suit or proceeding which the Company reasonably expects to result in a Material Adverse Effect;

(b) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

(c) any change in any of the Ratings.

provided, that in each case the Company shall not be required to provide separate notice of any event disclosed in any report promptly filed with the SEC if the Company has provided notice to the General Administrative Agent in accordance with the last paragraph of Section 8.03 to the effect that such information has been posted and reasonably identifying where the applicable disclosure may be obtained.

SECTION 8.07. Books and Records. (a) Keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the General Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and (in the presence of officers of a Borrower, whether by phone or in person) its independent accountants (in each case subject to the Company’s obligations under applicable confidentiality provisions), all at such reasonable times and as often as reasonably requested, all at the expense of the applicable Lenders; provided that during the continuation of any Default (x) any expense of the Lenders in connection with the foregoing shall be for the account of the Company and (y) Lenders shall be permitted to discuss the affairs, finances and condition of the Company and its Subsidiaries without officers of the Borrowers being present.

SECTION 8.08. Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including the Margin Regulations. No Borrower shall request any Borrowing or Letter of Credit, or use the proceeds of any Borrowing or any Letter of Credit, and each Borrower shall procure that its subsidiaries and its and their respective directors, officers, employees and agents shall not use the proceeds of any Borrowing or any Letter of Credit, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE IX

Negative Covenants

The Company covenants and agrees with each Lender and each Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any fees or any other amounts payable hereunder shall be unpaid or any Letter of Credit shall remain outstanding, unless the Required Lenders shall otherwise consent in writing, it will not, and will not permit any of the Subsidiaries to, on and after the Effective Date:

SECTION 9.01. Consolidations, Mergers, and Sales of Assets. (a) Consolidate or merge with or into any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution) or (b) sell, or otherwise transfer (in one transaction or a series of transactions), or permit any Subsidiary to sell, or otherwise transfer (in one transaction or a series of transactions), all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to any other Person; provided that (i) the Company may merge or consolidate with another Person if the Company is the corporation surviving such merger or consolidation, (ii) a Subsidiary may merge or consolidate with another Person if (A) the Company is the surviving corporation if the Company is a party to such merger or consolidation or (B) the survivor of such merger or consolidation (in the event that it is not the Subsidiary) shall assume all of the payment and performance obligations of such Subsidiary on terms reasonably satisfactory to the General Administrative Agent and, in the case of a Subsidiary that is a Borrower, the survivor is organized in a U.S. State, the District of Colombia or the original jurisdiction of organization of such Subsidiary and (iii) immediately after giving effect to any such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; provided, however, that the foregoing restrictions of this Section 9.01 shall not apply to transactions permitted under Section 9.06 or 9.08.

SECTION 9.02. Liens. Create, assume or suffer to exist any Lien upon any property, except that the foregoing shall not prevent the Company or any Subsidiary from creating, assuming or suffering to exist any of the following Liens:

(a) Liens existing on the Effective Date and set forth on Schedule 9.02 hereof;

(b) any Lien existing on property owned or leased by any Person at the time it becomes a Subsidiary, provided that such Lien was not created in anticipation of such person becoming a Subsidiary;

(c) any Lien existing on property at the time of the acquisition thereof by the Company or any Subsidiary, provided that such Lien was not created in anticipation of such acquisition;

(d) Liens on property acquired, constructed or improved by the Company or any Subsidiary; provided that the Debt secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such property and such Liens do not apply to any other property of the Company or any Subsidiary;

(e) Liens on receivables and the proceeds thereof securing any Permitted Receivables Securitization;

(f) any Liens securing Debt of a Subsidiary owing to the Company or to another Subsidiary;

(g) Liens for taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(h) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not more than 60 days delinquent in accordance with their terms or that are being contested in good faith by appropriate proceedings;

(i) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(j) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(k) easements, rights-of-way, restrictions, licenses, reservations, utility easements and other similar encumbrances imposed by law or incurred in the ordinary course of business that do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, considered as a whole;

(l) any interest or title of a lessor under any lease entered into by the Company or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(m) attachment or judgment Liens in respect of judgments or decrees that have been vacated, discharged or stayed within 30 days from the entry thereof; and attachment or judgment Liens in respect of judgments or decrees that have been bonded pending appeal within 30 days from the entry thereof and which do not exceed $150,000,000 in the aggregate;

(n) Liens arising from precautionary U.C.C. financing statement filings with respect to operating leases or consignment arrangements entered into by the Company or any Subsidiary in the ordinary course of business;

(o) customary Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and that are within the general parameters customary in the banking industry;

(p) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (o) above, so long as the principal amount of the Debt or other obligations secured thereby does not exceed the principal amount of Debt or obligations so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and such Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on such property); and

(q) any Lien not permitted by clauses (a) through (p) above securing Debt which, together with the aggregate outstanding principal amount of all other Debt of the Company and its Subsidiaries which would otherwise be subject to the foregoing restrictions and the aggregate Value of their existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 9.03 but for this clause (q), does not at any time exceed 10% of Consolidated Net Tangible Assets.

SECTION 9.03. Limitation on Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction, or permit any Subsidiary to do so, unless the Company or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased without violating Section 9.02.

SECTION 9.04. Financial Condition Covenant. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Company to exceed (a) for any of the fiscal quarters ending September 30, 2016, December 31, 2016, March 31, 2017, and June 30, 2017, 5.0 to 1.0 and (b) for any fiscal quarter thereafter, 4.5 to 1.0.

SECTION 9.05. Indebtedness. Permit Subsidiaries of the Company to create, issue, incur, assume, become liable in respect of or suffer to exist any Debt (other than Permitted Debt and Debt created under this Agreement and the other Loan Documents) in an aggregate principal amount exceeding $250,000,000 outstanding at any time.

SECTION 9.06. Transactions with Affiliates. Enter into any material transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, except any such transaction which is (a) otherwise permitted under this Agreement, in the ordinary course of business and upon fair and reasonable terms no less favorable to the Company or the relevant Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (b) entered into prior to the Effective Date or contemplated by any agreement identified on Schedule 9.06 hereof, (c) between or among the Company or any Subsidiary exclusively, (d) any Restricted Payment permitted under Section 9.07, (e) any transactions in connection with any Permitted Receivables Securitization or (f) any arrangements with officers, directors, representatives or other employees of the Company or any Subsidiary relating specifically to employment as such.

SECTION 9.07. Restricted Payments. At any time that the Company (i) does not have Investment Grade Standing or (ii) would not be in compliance with Section 9.04 on a pro forma basis after giving effect to the applicable Restricted Payments and any financing therefor, declare or, in the case of a Restricted Payment that has not been declared, pay any dividend (other than dividends payable solely in common stock of the Person making such dividend or options, warrants or rights to purchase shares of such common stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any capital stock of the Company or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Subsidiary (collectively, “Restricted Payments”), except that (a) any Subsidiary may make Restricted Payments to the Company and its other equity holders, pro rata in accordance with their respective equity interests in such Subsidiary and (b) notwithstanding clause (i) and/or (ii) above, in the event that the Company does not have Investment Grade Standing and/or would not be in compliance with Section 9.04 on a pro forma basis after giving effect to the applicable Restricted Payments and any financing therefor, so long as no Event of Default under clause (b), (c), (g) or (h) of Article X shall have occurred and be continuing on the date of the declaration thereof (or, in the case of a Restricted Payment that is not declared, on the date of the payment thereof), the Company may make Restricted Payments in any year in an aggregate amount not to exceed the greater of (x) $250,000,000 and (y) an aggregate amount of periodic dividends in respect of its Capital Stock not to exceed the rate (per share), as adjusted for such splits, reclassifications, stock dividends and similar reorganizations, declared by the Company in the fiscal quarter that ended immediately prior to the date on which the Company ceased to have Investment Grade Standing.

SECTION 9.08. Investments. At any time that the Company (i) does not have Investment Grade Standing or (ii) would not be in compliance with Section 9.04 on a pro forma basis after giving effect to the applicable Investments and any financing therefor, make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) investments in Cash Equivalents;

(b) extensions of trade credit in the ordinary course of business;

(c) Loans and advances to employees of the Company or any Subsidiary in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for such employees not to exceed $20,000,000 at any one time outstanding;

(d) Loans to employees of the Company or any Subsidiary solely for the purpose of exercising options to purchase the common stock of the Company or any Subsidiary;

(e) intercompany Investments by the Company or any Subsidiary in the Company or any Person that, prior to such investment, is a U.S. Borrower, including Guarantees by the Company of any Debt of any Subsidiary;

(f) in addition to Investments otherwise expressly permitted by this Section 9.08, Investments by the Company or any of its Subsidiaries in an aggregate amount (valued at cost) at any time invested not to exceed the sum of $500,000,000 plus any amount thereof financed with Company Stock or the proceeds of the issuance of Company Stock;

(g) Investments made or committed to be made when the Company has Investment Grade Standing, together with any extensions, renewals or replacements thereof (provided the aggregate amount of the Investment is not increased);

(h) Loans and advances to vendors, distributors or agents in the ordinary course of business and on arm’s length terms; and

(i) Loans and advances to any Group Member.

SECTION 9.09. Boryokudan. Relating to activities of the Company or any Japanese Borrower in Japan, conduct, either directly or by engaging a third party, any of the following:

(a) claims made with forceful behavior and acts of violence;

(b) unjust claims exceeding legal responsibilities;

(c) use of threatening action or statements, or violent acts and behaviors in connection with any transaction among the parties hereto;

(d) acts and behaviors which may damage the credit or obstruct the business of the Japanese Administrative Agent by spreading false rumors or through the use of fraudulent means or by force; or

(e) other acts and behavior equivalent to the above howsoever described.

ARTICLE X

Events of Default

In case of the happening of any of the following events (each an “Event of Default”):

(a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings or other extensions of credit hereunder or under any Borrowing Subsidiary Agreement shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan or LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 8.01 (in the case of a Borrower), Section 8.06, Section 8.08 or Article IX;

(e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above) or in any other Loan Document and such default shall continue unremedied for a period of 30 days after notice thereof from any Administrative Agent or any Lender to the Company;

(f) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of one or more items of Debt in an aggregate principal amount greater than or equal to $150,000,000, when and as the same shall become due and payable (giving effect to any applicable grace period) or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt if the effect of any failure referred to in this clause (ii) is to cause such Debt to become due prior to its stated maturity;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the property or assets of the Company or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary or (iii) the winding up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i) one or more judgments for the payment of money in an aggregate amount equal to or greater than $150,000,000 (exclusive of any amount thereof reasonably expected to be covered by insurance) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor (whose liquidated judgment, along with those of any other judgment creditors, exceeds $150,000,000) to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment;

(j)(i) a Plan of any Borrower shall fail to maintain the minimum funding standard required by Section 412 of the Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted under Section 412(c) of the Code or Section 302(c) of ERISA or (ii) an ERISA Termination Event shall have occurred with respect to any Borrower or an ERISA Affiliate has incurred, or in the reasonable opinion of the Required Lenders is reasonably likely to incur, a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA or (iii) any Person shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor or (iv) any Borrower or any ERISA Affiliate shall fail to pay any required installment or any other payment required to be paid by such entity under Section 412 of the Code or Section 302 of ERISA on or before the due date for such installment or other payment (taking into account any extensions granted) or (v) any Borrower or any ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan which any Borrower or any ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto (taking into account any extensions granted), and, in the event of the occurrence of any of the events described in clauses (i) through (v) above, there shall result from any such event or events either a liability or a material risk of incurring a liability which is reasonably expected to have a Material Adverse Effect;

(k) a Change in Control shall occur; or the Company shall cease to own beneficially all of the then outstanding capital stock (or equivalent equity interests) of each of the Japanese Borrower and the Luxembourg Borrower; or

(l) the guarantee in Section 12.16 shall cease to be, or shall be asserted by the Company not to be, a valid and binding obligation on the part of the Company;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the General Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company or any other Borrower (which notice to any other Borrower may be given to the Company), take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder (including all amounts of LC Exposure, whether or not the beneficiary of the then outstanding Letters of Credit shall have presented the documents required therein), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding; and, if any event with respect to any Borrower described in paragraph (g) or (h) above shall have occurred and be continuing, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder (including all amounts of LC Exposure, whether or not the beneficiary of the then outstanding Letters of Credit shall have presented the documents required therein) shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in a cash collateral account opened by the General Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the General Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the U.S. Borrowers hereunder and under the other Loan Documents. The General Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the General Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. After all such Letters of Credit shall have expired or been fully drawn upon, all reimbursement obligations shall have been satisfied and all other obligations of the U.S. Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).

ARTICLE XI

The Administrative Agents

In order to expedite the transactions contemplated by this Agreement, JPMCB is hereby appointed to act as the General Administrative Agent on behalf of the U.S. Lenders, JPMorgan Chase Bank, N.A., Tokyo Branch is hereby appointed to act as Japanese Administrative Agent on behalf of the Japanese Lenders, J.P. Morgan Europe Limited is hereby appointed to act as European Administrative Agent on behalf of the Multicurrency Lenders and JPMCB is hereby appointed to act as Advance Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes each Administrative Agent (which term, for purposes of this Article XI shall be deemed to include the Advance Agent) to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agents or an Administrative Agent individually, as the case may be, by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. Each Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans, payments in respect of the Letters of Credit and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default of which such Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by such Administrative Agent. Notwithstanding anything herein to the contrary, none of the Arrangers, syndication agents, documentation agents or bookrunners listed on the cover page hereof shall have any duties or obligations under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the General Administrative Agent, the Japanese Administrative Agent, the European Administrative Agent, an Issuing Lender or a Lender under this Agreement, but all such Persons shall have the benefit of the indemnities provided for hereunder.

Neither the Administrative Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Administrative Agents may deem and treat the Lender which makes any Loan or issues or participates in any Letter of Credit as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agents shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to any Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agents may execute any and all duties hereunder by or through their respective branches, Affiliates, agents or employees and shall be entitled to rely upon the advice of legal counsel selected by them with due care with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by them in accordance with the advice of such counsel. Without limiting the foregoing, any Administrative Agent may, by notice to the Company and the applicable Borrower, designate any of its branches or Affiliates as the Person to receive any or all notices (including Borrowing Requests and Interest Election Requests) to be delivered to such Administrative Agent pursuant to this Agreement.

The Lenders hereby acknowledge that the Administrative Agents shall be under no duty to take any discretionary action permitted to be taken by them pursuant to the provisions of this Agreement unless they shall be requested in writing to do so by the Required Lenders.

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, any Administrative Agent may resign at any time by notifying the Lenders, the other Administrative Agents and the Company. Upon any such resignation of an Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Company. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank having a combined capital and surplus of at least $500,000,000 (or any Affiliate of such bank), (i) with, in the case of the U.S. Commitments, an office in New York, New York, (ii) with, in the case of the Japanese Commitments, an office in Tokyo, Japan, or (iii) with, in the case of the Multicurrency Commitments, an office in London. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Company and such successor. After any Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

With respect to the Loans made or Letters of Credit issued or participated in by it hereunder, each Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Administrative Agent, and such Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent.

Each Lender agrees (i) to reimburse the Administrative Agents, on demand, in the amount of its a pro rata share of any expenses incurred for the benefit of the Lenders by the Administrative Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Administrative Agents and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, incurred by or asserted against any of them in its capacity as an Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by any of them under this Agreement to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to any Administrative Agent for any portion of such losses, claims, damages, liabilities or related expenses resulting from the gross negligence or wilful misconduct of such Administrative Agent or any of its directors, officers, employees or agents. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

Each Lender acknowledges that it has, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

It is agreed that the Joint Lead Arrangers and Joint Bookrunner shall, in their capacities as such, have no duties or responsibilities under this Agreement or any other Loan Document. No Joint Lead Arranger or Joint Bookrunner shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Joint Lead Arrangers and Joint Bookrunners in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

ARTICLE XII

Miscellaneous

SECTION 12.01. Notices. (a) General. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

(i) if to the Company, to Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, IN 46580, Attention of Daniel P. Florin, Senior Vice President and Chief Financial Officer (Telecopy No.: 574-372-3930);

(ii) if to the Japanese Borrower, to Zimmer Biomet G.K., 15F, Sumitomo Fudosan Shibakoen Tower 11-1, Shibakoen 2-Chome, Minato-ku, Tokyo, Japan 105-0011, Attention of Kazuya Ogawa, President, Japan, (Telecopy No.: 81-3-6402-6628); with a copy to Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, IN 46580, Attention of Daniel P. Florin, Senior Vice President and Chief Financial Officer (Telecopy No.: 574-372-3930);

(iii) if to the Luxembourg Borrower, to ZB Investment Luxembourg S.À.R.L., 13-15 Avenue de la Liberté, L-1931, Luxembourg, Attention of Jitender Sahni, Manager A, (Telecopy No.: +41 52 244 35 17); with a copy to Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, IN 46580, Attention of Daniel P. Florin, Senior Vice President and Chief Financial Officer (Telecopy No.: 574-372-3930);

(iv) if to the General Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, Houston, Texas 77002, Attention of Lisa McCants, Account Manager (Telecopy No.: 713-750-2782) (email: lisa.a.mccants@jpmchase.com); with a copy of all documents to be delivered pursuant to Section 8.03 to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York 10179, Attention of Vanessa Chiu (Telecopy No.: 212-270-2157) (email: vanessa.chiu@jpmorgan.com).

(v) if to the European Administrative Agent, to J. P. Morgan Europe Limited, Wholesale Loan Operations, Floor 6, 25 Bank Street, Canary Wharf , London, E14 5JP United Kingdom (Telecopy No.: 44-207-777-2360) (email: loan_and_agency_london@jpmorgan.com);

(vi) if to the Japanese Administrative Agent, to JPMorgan Chase Bank, N.A., Tokyo Branch, Tokyo Building, 7-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan 100-6432, Attention of Loan Operations (Telecopy No.: 813-6388-2534) (email: loan.agency.tokyo.branch@jpmorgan.com);

(vii) if to any Issuing Bank, to it at its address (or fax number) most recently specified by it in a notice delivered to the General Administrative Agent and the Company (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Lender or is an Affiliate thereof);

(viii) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto; and

(ix) if to any other Borrowing Subsidiary, to it at the address (or telecopy number) set forth above for the Company. Each Borrower (other than the Company) hereby irrevocably appoints the Company as its agent for the purpose of giving on its behalf any notice and taking any other action provided for in this Agreement (whether or not this Agreement expressly authorizes the Company to take any such action on behalf of such Borrower) and hereby agrees that it shall be bound by any such notice or action given or taken by the Company hereunder irrespective of whether or not any such notice shall have in fact been authorized by such Borrower and irrespective of whether or not the agency provided for herein shall have theretofore been terminated.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section; provided that any notice or other communication received by the recipient (i) on or before 5:00 P.M., Local Time, shall be deemed to have been given on the date of receipt or (ii) after 5:00 P.M., Local Time, shall be deemed to have been given on the Business Day following the date of receipt.

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the General Administrative Agent; provided that the foregoing shall not apply to notices under Article II or Article IV to any Lender or any Issuing Lender if such Lender or such Issuing Lender, as applicable, has notified the General Administrative Agent that it is incapable of receiving notices under such Articles by electronic communication. The General Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications or may be rescinded by any such Person by notice to each other such Person; provided further that any notice or other communication received by the recipient (i) on or before 5:00 P.M., Local Time, shall be deemed to have been given on the date of receipt or (ii) after 5:00 M.M., Local Time, shall be deemed to have been given on the Business Day following the date of receipt.

Unless the General Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor.

SECTION 12.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated.

SECTION 12.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Luxembourg Borrower, the Japanese Borrower and the Administrative Agents and when the Administrative Agents shall have received copies hereof (by electronic “pdf” or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and the Lenders and their respective successors and assigns, except that no Borrower shall have the right to assign any rights hereunder or any interest herein, except in accordance with Section 9.01, without the prior consent of all the Lenders.

SECTION 12.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns (including any Affiliate of an Issuing Lender that issues any Letter of Credit).

(b) Each Lender other than any Conduit Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment of a Commitment or a Loan to another Lender, an Affiliate of a Lender or an Approved Fund, (A) each of the Company (so long as no Event of Default shall have occurred and be continuing) and the General Administrative Agent, and, in the case of any assignment and delegation of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its LC Exposure, each Issuing Lender must give its prior written consent to such assignment (which consent in each case shall not be unreasonably withheld, delayed or conditioned) and (B) the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the General Administrative Agent) shall not be less than $5,000,000 unless it shall be the entire amount of such Lender’s Commitments or Loans, as applicable, or unless such assignment is an assignment by a Declining Lender to an assignee which is or will become a Consenting Lender, (ii) an assignment by a Lender of a U.S. Revolving Commitments shall include an assignment by such Lender of its proportionate interest in its LC Exposure and (iii) an assignment by a Lender of a Japanese Commitment may be made only to a Japan Qualified Institution; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the General Administrative Agent within fifteen Business Days after having received notice thereof. The parties to each assignment shall execute and deliver to the General Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500. Upon acceptance and recording pursuant to paragraph (e) of this Section 12.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (y) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall (i) continue to be entitled to the benefits of Sections 5.10, 5.11, 5.12 and 12.05, as well as to any fees accrued for its account hereunder and not yet paid and (ii) continue to be subject to the confidentiality provisions hereof). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Company or the General Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 12.04(b).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee and is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon any Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the General Administrative Agent, the Japanese Administrative Agent and the European Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Each of the Administrative Agents shall maintain at its office referred to in Section 12.01 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and the principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time and any promissory notes evidencing such Loans (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Company, the other Borrowers, the Administrative Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. No assignment or transfer of any Loan (or portion thereof) or any Note evidencing such Loan shall be effected unless and until it has been recorded in the Register as provided in this Section 12.04(d). Notwithstanding any other provision of this Agreement, any assignment or transfer of all or part of a promissory note shall be registered on the Register only upon surrender for registration of assignment or transfer of the promissory note (and each promissory note shall expressly so provide), accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new promissory notes in the same aggregate principal amount shall be issued to the designated assignee and the old promissory notes shall be returned by the applicable Administrative Agent to the Company marked “cancelled”. The Register shall be available for inspection by each party hereto as to its own interests hereunder, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and, if required, the written consent of the Company to such assignment, the relevant Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

(f) Each Lender other than any Conduit Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto or thereto for the performance of such obligations, (iii) each Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 5.10, 5.11 and 5.12 to the same extent as if it was the selling Lender (subject to the requirements therein, including the requirements under Sections 5.12(h), 5.12(i) and 5.12(j) (it being understood that the documentation required under such Sections shall be delivered to the participating Lender); provided that such Participant agrees to the provisions of Section 5.14 as if it were an assignee under paragraph (c) of this Section and shall not be entitled to receive any greater payment than the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation, and it being further agreed that the participating Lender will not be permitted to make claims against the Borrowers under Section 5.10(b) for costs or reductions resulting from the sale of a participation), except that all claims made pursuant to such Sections shall be made through such participating Lender and (iv) the Borrowers, the Administrative Agents and the other Lenders shall continue to deal solely and directly with such participating Lender in connection with such Lender’s rights and obligations under this Agreement, and such participating Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or thereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending the final scheduled maturity of the Loans or any date scheduled for the payment of interest on the Loans or extending the Commitments or releasing the Company from its Guarantee obligations hereunder).

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no Administrative Agent (in its capacity as an Administrative Agent) shall have any responsibility for maintaining a Participant Register.

(h) Any Lender or Participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.04, disclose to the assignee or Participant or proposed assignee or Participant any information relating to the Company or the other Borrowers furnished to such Lender; provided that, prior to any such disclosure, each such assignee or Participant or proposed assignee or Participant shall be subject to confidentiality provisions at least as restrictive as those contained herein.

(i) The Borrowers shall not assign or delegate any rights and duties hereunder, except in accordance with Section 9.01, without the prior written consent of all Lenders.

(j) Any Lender may at any time pledge or otherwise assign all or any portion of its rights under this Agreement to a Federal Reserve Bank or other central banking authority; provided that no such pledge shall release any Lender from its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the relevant Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made by the assigning Lender hereunder.

(k) Each party hereto hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

SECTION 12.05. Expenses, Indemnity. (a) The Company agrees to pay all reasonable out-of-pocket expenses incurred by (i) the Administrative Agents and the Arrangers in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (including the reasonable fees, disbursements and other charges of a single counsel), (ii) the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder or (iii) the Administrative Agents, the Arrangers, the Issuing Lenders or any Lender in connection with the enforcement of their rights in connection with this Agreement and any other Loan Document or in connection with the Loans made or Letters of Credit issued hereunder or thereunder, including the fees and disbursements of counsel for the Administrative Agents, the Arrangers and the Issuing Lenders and, in the case of enforcement, each Lender.

(b) The Company agrees to indemnify each Administrative Agent, the Arrangers, the Issuing Lenders, each Lender, each of their Affiliates and the directors, officers, employees and agents of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, incurred by or asserted against any Indemnitee arising out of or in connection with (i) the consummation of the transactions contemplated by this Agreement (including the syndication of the credit facilities provided for herein), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction has determined by a final non-appealable judgment that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of such Indemnitee and (y) such indemnity shall not apply to losses, claims, damages, liabilities or related expenses that result from disputes solely between Lenders.

(c) To the fullest extent permitted by applicable law, no Borrower shall assert, or permit any of their respective Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) The provisions of this Section 12.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agents, the Arrangers or any Lender. All amounts due under this Section 12.05 shall be payable on written demand therefor.

SECTION 12.06. Applicable Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 12.07. Waivers, Amendment. (a) No failure or delay of any Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company or any other Borrower in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers, the General Administrative Agent and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of any scheduled principal payment date or date for the payment of any interest on, any Loan or reimbursement obligation with respect to an LC Disbursement (other than any extension of the Revolving Maturity Date pursuant to Section 2.05), or waive or excuse any such payment or any part thereof, or decrease any fee or the rate of interest on any Loan, or amend or modify Section 12.16, without the prior written consent of each Lender directly affected thereby, (ii) increase or extend the availability of the Commitments or decrease or extend the date for payment of the facility fees or fees in respect of Letters of Credit of any Lender (with the exception of fronting fees payable to the Issuing Lenders, which shall require the consent of the Issuing Lenders) without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 5.13 or Section 12.04(i), the provisions of this Section 12.07 or the definition of the “Required Lenders”, or release the Company from its obligations under Section 12.16 hereof, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class or (v) change the requirement that disbursements made by any Lender be made ratably with respect to its applicable Commitment without the prior written consent of each Lender directly affected thereby; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of (w) any Administrative Agent hereunder without the prior written consent of such Administrative Agent, (x) any Issuing Lender without the prior written consent of such Issuing Lender or (y) an Arranger under Section 12.04(b) without the prior written consent of such Arranger. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 12.07 and any consent by any Lender pursuant to this Section 12.07 shall bind any assignee of its rights and interests hereunder. Notwithstanding any of the foregoing, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the General Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days prior written notice thereof and the General Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from (A) the Required Lenders stating that the Required Lenders object to such amendment or (B) if affected by such amendment, any Issuing Lender stating that it objects to such amendment.

SECTION 12.08. Entire Agreement. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agents or the syndication of the Loans and Commitments constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties not referred to in the immediately preceding sentence with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 12.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 12.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 12.03.

SECTION 12.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 12.12. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or obligations of each Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company and the General Administrative Agent after such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 12.12 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

SECTION 12.13. Jurisdiction: Consent to Service of Process. (a) Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agents, any Lender, any Issuing Lender or any Related Party of any of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agents, any Lender or any Issuing Lender may otherwise have to bring any action, litigation or proceeding relating to this Agreement or any other Loan Document against any Borrower or any of its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) Each Borrower hereby irrevocably appoints the Company as its agent for the service of process in any action referred to in Section 12.13(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of the Company at its address for notice set forth in Section 12.01.

SECTION 12.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.14.

SECTION 12.15. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 12.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 12.16. Guaranty. In order to induce the Lenders to make Loans to the other Borrowers, the Company hereby unconditionally and irrevocably guarantees as a primary obligor the Borrower Obligations of all the Borrowers. The Company further agrees that such Borrower Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its agreement hereunder notwithstanding any extension or renewal of any Borrower Obligation.

The Company waives promptness, diligence, presentment to, demand of payment from and protest to the Borrowers of any Borrower Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall be absolute and unconditional and shall not be affected by, and the Company waives any defense it may now or hereafter have arising out of (a) the failure of any Lender or the Administrative Agents to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any other Loan Document or any other agreement; (c) the failure of any Lender to exercise any right or remedy against any Borrower; (d) the invalidity or unenforceability of any Loan Document; (e) the validity, legality or enforceability of this Agreement or any Loan or Letter of Credit or any document or instrument relating thereto or given in connection therewith; or (f) any other circumstance which might otherwise constitute a defense available to or discharge of a Borrower or a guarantor (other than indefeasible payment).

The Company further agrees that its agreements hereunder constitute a promise of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Borrower Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agents or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Borrower Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Borrower Obligation is rescinded or must otherwise be restored by the Administrative Agents or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agents or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrower to pay any Borrower Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the General Administrative Agent, forthwith pay, or cause to be paid, in cash the amount of such unpaid Borrower Obligation. In the event that, by reason of the bankruptcy of any Borrower (i) acceleration of Loans made to such Borrower is prevented and (ii) the Company shall not have prepaid the outstanding Loans and other amounts due hereunder owed by such Borrower, the Company will forthwith purchase such Loans and other amounts at a price equal to the principal amount thereof plus accrued interest thereon and any other amounts due hereunder with respect thereto. The Company further agrees that if payment in respect of any Borrower Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Borrower Obligations in such currency or such place of payment shall be impossible or, in the judgment of any applicable Lender, not consistent with the protection of its rights or interests, then, at the election of any applicable Lender, the Company shall make payment of such Borrower Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Lender against any losses or expenses that it shall sustain as a result of such alternative payment.

Following indefeasible payment in full in cash of all Borrower Obligations and the termination of the Commitments hereunder, upon payment by the Company of any Borrower Obligations of another Borrower, each Lender shall, in a reasonable manner, assign the amount of such Borrower Obligations owed to it and paid by the Company pursuant to this guarantee to the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Lender and without any representation or warranty by any Lender except with respect to the amount of the Borrower Obligations so assigned).

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Borrower Obligations to the Lenders and termination of the Commitments.

SECTION 12.17. CAM Exchange. (a) On the CAM Exchange Date, to the extent not prohibited by applicable law, all Loans outstanding in any currency other than Dollars shall be converted to Dollars (calculated on the basis of the relevant Exchange Rates as of the Business Day immediately preceding the CAM Exchange Date) and shall be ABR Loans, and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Classes (other than Competitive Loans) such that, in lieu of the interests of each Lender in each Class in which it shall participate as of such date (including such Lender’s interest in the Designated Obligations of each Borrower in respect of each such Class), such Lender shall hold an interest in every one of the Classes (including the Designated Obligations of each Borrower in respect of each such Class but excluding Competitive Loans and participations in undrawn Letters of Credit), whether or not such Lender shall previously have participated therein, equal to such Lender’s CAM Percentage thereof. Each Lender, the Company and each other Borrower hereby consents and agrees to the CAM Exchange, and each Lender hereby agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Class. The Company and each other Borrower and each Lender agrees from time to time to execute and deliver to the General Administrative Agent all such promissory notes and other instruments and documents as the General Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the General Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Company or any other Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

(b) As a result of the CAM Exchange, on and after the CAM Exchange Date, (i) each payment received by an Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by Section 12.18), it being understood that nothing herein shall be construed to prohibit the assignment of a proportionate part of all of an assigning Lender’s rights and obligations in respect of a single Class of Commitments, and (ii) Section 5.12(k) shall not apply with respect to any Taxes required to be withheld or deducted by a Borrower from or in respect of payments hereunder to any Lender or Administrative Agent that exceed the Taxes such Borrower would have otherwise been required to withhold or deduct from or in respect of payments to such Lender or Administrative Agent had such CAM Exchange not occurred; provided, however, that this Section 12.17(b)(ii) shall not limit the obligations set forth in Section 5.14(a) hereof.

SECTION 12.18. Letters of Credit. In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by the Issuing Lenders that is not reimbursed by a Borrower, then (a) each U.S. Revolving Lender (determined without giving effect to the CAM Exchange) shall, in accordance with Section 4.01(d), promptly purchase from the Issuing Lenders a participation in such LC Disbursement in the amount of such Lender’s Applicable Percentage of such LC Disbursement (without giving effect to the CAM Exchange) and (b) the General Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the U.S. Revolving Lenders. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

SECTION 12.19. Confidentiality. Each of the Administrative Agents and the Lenders expressly agrees, for the benefit of the Company and the Subsidiaries, to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express agreement for the benefit of the Company and the Subsidiaries containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or to any direct or indirect counterparty to a Hedge Agreement or to any credit insurance provider relating to the Company or its Subsidiaries and their obligations, (g) with the consent of the Company and the Subsidiaries, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized ratings agency, or (i) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Administrative Agent or any Lender on a nonconfidential basis from a source other than the Company and the Subsidiaries. For the purposes of this Section, “Confidential Information” shall mean all information, including material nonpublic information within the meaning of Regulation FD promulgated by the SEC (“Regulation FD”), received from the Company and the Subsidiaries relating to such entities or their respective businesses, other than (x) any such information that is available to any Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such entities and (y) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person customarily accords to its own confidential information; provided, however, that with respect to disclosures pursuant to clause (b) (other than any such disclosure in connection with any routine compliance examination or examination of the financial condition of such Lender by such regulatory authority) and clause (c) of this Section, unless prohibited by law or applicable court order, each Lender and each Administrative Agent shall attempt to notify the Company and the Subsidiaries of any request by any governmental agency or representative thereof or other Person for disclosure of Confidential Information after receipt of such request, and if reasonable, practicable and permissible, before disclosure of such Confidential Information. It is understood and agreed that the Company and the Subsidiaries and their respective Affiliates may rely upon this Section 12.19 for any purpose, including without limitation to comply with Regulation FD. Notwithstanding anything herein to the contrary, any Party to this Agreement (and any employee, representative or other agent of such Party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. The preceding sentence is intended to cause the transactions contemplated hereby not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) and 301.6111-2(a)(2)(ii) (or any successor provisions) of the Treasury Regulations promulgated under the Code, and shall be construed in a manner consistent with such purpose.

SECTION 12.20. USA PATRIOT Act Notice. Each Lender and the General Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each of the Borrowers, which information includes the names and addresses of each of the Borrowers and other information that will allow such Lender or the General Administrative Agent, as applicable, to identify each of the Borrowers in accordance with the USA PATRIOT Act, and each Borrower agrees to provide such information from time to time to such Lender and the General Administrative Agent, as applicable.

SECTION 12.21. No Fiduciary Relationship. Each Borrower, on behalf of itself and its Affiliates, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers and their Affiliates, on the one hand, and the Credit Parties and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Credit Parties or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Credit Parties and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Credit Parties or their Affiliates has any obligation to disclose any of such interests to the Borrowers or any of their Affiliates.

SECTION 12.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 12.23. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and (a) in the case of a Loan to a Borrowing Subsidiary, the Company shall, to the extent lawful, pay to the Applicable Agent, for the accounts of the applicable Lenders, as an additional fee, an amount equal to the interest and Charges that would have been payable by such Borrowing Subsidiary in respect of such Loan but were not payable by it as a result of the operation of this Section and (b) to the extent the preceding clause (a) does not apply or the payments provided for therein would not be permitted under applicable law, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall, to the extent lawful, be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment at the rate or rates applicable to such Loan, shall have been received by such Lender.

[Rest of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZIMMER BIOMET HOLDINGS, INC.,

by	/s/ Daniel P. Florin
Name: Daniel P. Florin
	Title:	Senior Vice President and
Chief Financial Officer

ZIMMER BIOMET G.K.,
by: ZIMMER SWITZERLAND HOLDINGS, LLC, its sole managing member

by	/s/ Kazuya Ogawa
Name: Kazuya Ogawa
Title: Executive Manager

ZB INVESTMENT LUXEMBOURG S.À.R.L.,

by	/s/ Agnieszka Rambuszek
Name: Agnieszka Rambuszek
Title: Manager A

[Signature Page – Zimmer Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
individually and as General Administrative Agent,

by	/s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director

JPMORGAN CHASE BANK, N.A., TOKYO BRANCH, as Japanese Administrative Agent,

by	/s/ Takashi Koyama
Name: Takashi Koyama
Title: Executive Director

J.P. MORGAN EUROPE LIMITED, as European Administrative Agent,

by	/s/ Belinda Lucas
Name: Authorised Signatory
Title: Belinda Lucas
Associate

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender and Lender: BNP Paribas

To execute this Agreement as an Issuing Lender and Lender:

by	/s/ Gregoire Poussard
	Name:	Gregoire Poussard
	Title:	Vice President

by	/s/ Karim Remtoula
	Name:	Karim Remtoula
	Title:	Vice President

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender and Lender: BANK OF AMERICA, N.A.

To execute this Agreement as an Issuing Lender and Lender:

By	/s/ Joseph L. Corah
	Name:	Joseph L. Corah
	Title:	Director

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender and Lender: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

To execute this Agreement as an Issuing Lender and Lender:

by	/s/ Jamie Johnson
	Name:	Jamie Johnson
	Title:	Director

[Signature Page – Zimmer Credit Agreement]

Name of Lender: HSBC BANK USA, N.A.

To execute this Agreement as a Lender:

by	/s/ Graeme Robertson
	Name:	Graeme Robertson
	Title:	Senior Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender and Lender: CITIBANK, N.A.

To execute this Agreement as an Issuing Lender and Lender:

by	/s/ Laura Fogarty
	Name:	Laura Fogarty
	Title:	Vice President

For any Issuing Lender and Lender requiring a second signature line:

by
Name:
Title:

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender and Lender:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

To execute this Agreement as an Issuing Lender and Lender:

by	/s/ Christopher Day
	Name:	Christopher Day
	Title:	Authorized Signatory

For any Issuing Lender and Lender requiring a second signature line:

by	/s/ Joan Park
	Name:	Joan Park
	Title:	Authorized Signatory

[Signature Page – Zimmer Credit Agreement]

Name of Lender: CREDIT SUISSE AG, Zurich

To execute this Agreement as a Lender:

by	/s/ Christophe Mueller
	Name:	Christophe Mueller
	Title:	Managing Director

For any Lender requiring a second signature line:

by	/s/ Michael Loser
	Name:	Michael Loser
	Title:	Assistant Vice President

[Signature Page – Zimmer Credit Agreement]

Name of Lender: DNB Capital LLC

To execute this Agreement as a Lender:

by	/s/ Caroline Adams
	Name:	Caroline Adams
	Title:	First Vice President

by	/s/ Thomas Tangen
	Name:	Thomas Tangen
	Title:	Senior Vice President Head of Healthcare

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender: DNB Capital LLC

To execute this Agreement as an Issuing Lender and Lender:

by	/s/ Kristie Li
	Name:	Kristie Li
	Title:	Senior Vice President

by	/s/ Philip F. Kurpiewski
	Name:	Phillip F. Kurpiewski
	Title:	Senior Vice President

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender and Lender: MIZUHO BANK, LTD.

To execute this Agreement as an Issuing Lender and Lender:

By	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Authorized Signatory

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender and Lender: ROYAL BANK OF CANADA

To execute this Agreement as an Issuing Lender and Lender:

By	/s/ Eric D. Koppelson
	Name:	Eric D. Koppelson
	Title:	Authorized Signatory

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender and Lender: Sumitomo Mitsui Banking Corporation

To execute this Agreement as an Issuing Lender and Lender:

by	/s/ David W. Kee
	Name:	David W. Kee
	Title:	Managing Director

[Signature Page – Zimmer Credit Agreement]

Name of Issuing Lender and Lender: Wells Fargo Bank, National Association

To execute this Agreement as an Issuing Lender and Lender:

By	/s/ Joe Ellerbroek
	Name:	Joe Ellerbroek
	Title:	Vice President

For any Issuing Lender and Lender requiring a second signature line:

by
Name:
Title:

[Signature Page – Zimmer Credit Agreement]

Name of Lender: Bank of Montreal, London Branch

To execute this Agreement as a Lender:

by	/s/ Tony Ebdon
	Name:	Tony Ebdon
	Title:	MD

For any Lender requiring a second signature line:

by	/s/ Andy McClinton
	Name:	Andy McClinton
	Title:	MD

[Signature Page – Zimmer Credit Agreement]

Name of Lender: GOLDMAN SACHS BANK USA

To execute this Agreement as a Lender:

by	/s/ Annie Carr
	Name:	Annie Carr
	Title:	Authorized Signatory

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page – Zimmer Credit Agreement]

Name of Lender: US Bank, National Association

To execute this Agreement as a Lender:

by	/s/ Michael West
	Name:	Michael West
	Title:	Senior Vice President

[Signature Page – Zimmer Credit Agreement]

Name of Lender: UniCredit Bank AG, New York Branch

To execute this Agreement as a Lender:

by	/s/ Kimberly Sousa
	Name:	Kimberly Sousa
	Title:	Managing Director

For any Lender requiring a second signature line:

by	/s/ Fabio Della Malva
	Name:	Fabio Della Malva
	Title:	Director

[Signature Page – Zimmer Credit Agreement]

Name of Lender: ING CAPITAL LLC

To execute this Agreement as a Lender:

by	/s/ Darren Wells
	Name:	Darren Wells
	Title:	Managing Director

For any Lender requiring a second signature line:

by	/s/ Mike Garvin
	Name:	Mike Garvin
	Title:	Managing Director

[Signature Page – Zimmer Credit Agreement]

Name of Lender: Bank of China, Chicago Branch

To execute this Agreement as a Lender:

by	/s/ Kefei Xu
	Name:	Kefei Xu
	Title:	SVP & Branch Manager

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page – Zimmer Credit Agreement]

Name of Lender: DBS Bank Ltd.

To execute this Agreement as a Lender:

by	/s/ Yec How Ngee
	Name:	Yec How Ngee
	Title:	Managing Director

[Signature Page – Zimmer Credit Agreement]

COUNTERPART SIGNATURE PAGE TO ZIMMER BIOMET HOLDINGS, INC. CREDIT AGREEMENT

NAME OF LENDER:	DZ BANK AG
Deutsche Zentral-Genossenschaftsbank
Frankfurt am Main
New York Branch

To execute this Agreement as a Lender:

by	/s/ Mark Markowski
	Name:	Mark Markowski
	Title:	Senior Vice President

/s/ Paul Fitzpatrick
	Name:	Paul Fitzpatrick
	Title:	Senior Vice President

[Signature Page – Zimmer Credit Agreement]

Name of Lender: Lloyds Bank plc

To execute this Agreement as a Lender:

by	/s/ Daven Popat
	Name:	Daven Popat
	Title:	Senior Vice President – P003

For any Lender requiring a second signature line:

by	/s/ Cheryl Wilson
	Name:	Cheryl Wilson
	Title:	Head of Operations – W007

[Signature Page – Zimmer Credit Agreement]

Name of Lender: PNC Bank, National Association

To execute this Agreement as a Lender:

By	/s/ Chris D. Thornton
	Name:	Chris D. Thornton
	Title:	Senior Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page – Zimmer Credit Agreement]

Name of Lender: TD Bank, N.A.

To execute this Agreement as a Lender:

by	/s/ Shreya Shah
	Name:	Shreya Shah
	Title:	Senior Vice President

[Signature Page – Zimmer Credit Agreement]

Name of Lender: The Northern Trust Company

To execute this Agreement as a Lender:

by	/s/ Murtuza Ziauddin
	Name:	Murtuza Ziauddin
	Title:	Vice President

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page – Zimmer Credit Agreement]

Name of Lender: Lake City Bank

To execute this Agreement as a Lender:

by	/s/ Michael E. Gavin
	Name:	Michael E. Gavin
	Title:	Executive Vice President – Chief Credit Officer

For any Lender requiring a second signature line:

by
Name:
Title:

[Signature Page – Zimmer Credit Agreement]

Name of Lender: Credit Industriel et Commercial, New York Branch

To execute this Agreement as a Lender:

by	/s/ Edwige Sucher
	Name:	Edwige Sucher
	Title:	Vice President

For any Lender requiring a second signature line:

by	/s/ Eric Longuet
	Name:	Eric Longuet
	Title:	Managing Director

[Signature Page – Zimmer Credit Agreement]

ANNEX I

FACILITY FEE AND APPLICABLE MARGIN GRID

Revolving Loans

Pricing Category	Ratings (S&P/Moody’s)	Facility Fee (in Basis Points)	Applicable Margin for Eurocurrency Revolving Loans (in Basis Points)	Applicable Margin for ABR Revolving Loans (in Basis Points)
Category 1	A-/A3	10.0	90.0	0.0
Category 2	BBB+/Baa1	12.5	100.0	0.0
Category 3	BBB/Baa2	15.0	110.0	10.0
Category 4	BBB-/Baa3	17.5	132.5	32.5
Category 5	BB+/Ba1 or lower	25.0	150.0	50.0

Term Loans

Pricing Category	Ratings (S&P/Moody’s)	Applicable Margin for Eurocurrency Term Loans (in Basis Points)	Applicable Margin for ABR Term Loans (in Basis Points)
Category 1	A-/A3	100.0	0.0
Category 2	BBB+/Baa1	112.5	12.5
Category 3	BBB/Baa2	125.0	25.0
Category 4	BBB-/Baa3	150.0	50.0
Category 5	BB+/Ba1 or lower	175.0	75.0

The ratings to be utilized for purposes of this Annex I are the public corporate rating and public corporate family rating of the Company assigned by the Rating Agencies (the “Ratings”). The Rating in effect at any date is that in effect at the close of business on such date. The Company hereby agrees that at all times it shall maintain a Rating from either S&P or Moody’s. If a Rating is supplied by only one of S&P and Moody’s, then that single Rating shall be determinative. In the case of split Ratings from S&P and Moody’s, the Rating to be used to determine which pricing category applies is the higher of the two Ratings; provided that if the split is more than one full category, one Rating below the higher Rating shall be used (e.g. BBB+/Baa3 results in Category 3 and A-/Baa3 in Category 2).

Capitalized terms used but not otherwise defined in this Annex I have the meanings given to them in the Credit Agreement to which this Annex I is attached.

SCHEDULE 1.01

Indebtedness of Zimmer Biomet G.K. (successor in interest to Zimmer K.K.) to Sumitomo Mitsui Banking Company under a ¥11.7 billion term loan agreement dated as of May 24, 2012, as amended.

SCHEDULE 2.01 – Part A

TERM LOAN COMMITMENTS

Bank	Term Loan Facility
JPMorgan Chase Bank, N.A.	$41,250,000
BNP Paribas	$41,250,000
Bank of America, N.A.	$41,250,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$41,250,000
HSBC Bank USA, National Association	$41,250,000
Citibank, N.A.	$41,250,000
Credit Suisse AG, Cayman Islands Branch	$16,250,000
Credit Suisse AG, Zurich	$25,000,000
DNB Capital LLC	$41,250,000
Mizuho Bank, Ltd.	$41,250,000
Royal Bank of Canada	$41,250,000
Sumitomo Mitsui Banking Corporation	$41,250,000
Wells Fargo Bank, National Association	$41,250,000
Bank of Montreal	$35,000,000
Goldman Sachs Bank USA	$35,000,000
U.S. Bank National Association	$35,000,000
UniCredit Bank AG, New York Branch	$22,750,000
ING Capital LLC	$41,250,000
Bank of China, Chicago Branch	$12,500,000
DBS Bank Ltd.	$12,500,000
DZ Bank AG	$12,500,000
Lloyds Bank plc	$12,500,000
PNC Bank, National Association	$12,500,000
TD Bank, N.A.	$12,500,000
The Northern Trust Company	—
Lake City Bank	—
Crédit Industriel et Commercial, New York Branch	$11,000,000
Total	$750,000,000.00

SCHEDULE 2.01 – Part B

U.S. REVOLVING COMMITMENTS

Bank	U.S. Revolving Commitment
JPMorgan Chase Bank, N.A.	$23,000,000
BNP Paribas	$23,000,000
Bank of America, N.A.	$23,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$23,000,000
HSBC Bank USA, National Association	$23,000,000
Citibank, N.A.	$23,000,000
Credit Suisse AG, Cayman Islands Branch	$23,000,000
Credit Suisse AG, Zurich	—
DNB Capital LLC	$23,000,000
Mizuho Bank, Ltd.	$23,000,000
Royal Bank of Canada	$23,000,000
Sumitomo Mitsui Banking Corporation	$23,000,000
Wells Fargo Bank, National Association	$23,000,000
Bank of Montreal	$18,100,000
Goldman Sachs Bank USA	$18,100,000
U.S. Bank National Association	$18,100,000
UniCredit Bank AG, New York Branch	$13,500,000
ING Capital LLC	—
Bank of China, Chicago Branch	$6,100,000
DBS Bank Ltd.	$6,100,000
DZ Bank AG	$6,100,000
Lloyds Bank plc	$6,100,000
PNC Bank, National Association	$6,100,000
TD Bank, N.A.	$6,100,000
The Northern Trust Company	$6,100,000
Lake City Bank	$13,500,000
Crédit Industriel et Commercial, New York Branch	—
Total	$400,000,000.00

SCHEDULE 2.01 – Part C

JAPANESE COMMITMENTS

Bank	Japanese Commitments
JPMorgan Chase Bank, N.A.	$28,000,000
BNP Paribas	—
Bank of America, N.A.	$28,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$28,000,000
HSBC Bank USA, National Association	$28,000,000
Citibank, N.A.	$28,000,000
Credit Suisse AG, Cayman Islands Branch	—
Credit Suisse AG, Zurich	—
DNB Capital LLC	$28,000,000
Mizuho Bank, Ltd.	$28,000,000
Royal Bank of Canada	—
Sumitomo Mitsui Banking Corporation	$28,000,000
Wells Fargo Bank, National Association	—
Bank of Montreal	—
Goldman Sachs Bank USA	—
U.S. Bank National Association	—
UniCredit Bank AG, New York Branch	—
ING Capital LLC	—
Bank of China, Chicago Branch	$6,500,000
DBS Bank Ltd.	$6,500,000
DZ Bank AG	—
Lloyds Bank plc	—
PNC Bank, National Association	—
TD Bank, N.A.	$6,500,000
The Northern Trust Company	$6,500,000
Lake City Bank	—
Crédit Industriel et Commercial, New York Branch	—
Total	$250,000,000.00

SCHEDULE 2.01 – Part D

MULTICURRENCY COMMITMENTS

Bank	Multicurrency Commitment
JPMorgan Chase Bank, N.A.	$37,000,000
BNP Paribas	$65,000,000
Bank of America, N.A.	$37,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$37,000,000
HSBC Bank USA, National Association	$37,000,000
Citibank, N.A.	$37,000,000
Credit Suisse AG, Cayman Islands Branch	$40,000,000
Credit Suisse AG, Zurich	$25,000,000
DNB Capital LLC	$37,000,000
Mizuho Bank, Ltd.	$37,000,000
Royal Bank of Canada	$65,000,000
Sumitomo Mitsui Banking Corporation	$37,000,000
Wells Fargo Bank, National Association	$65,000,000
Bank of Montreal	$51,900,000
Goldman Sachs Bank USA	$51,900,000
U.S. Bank National Association	$51,900,000
UniCredit Bank AG, New York Branch	$32,000,000
ING Capital LLC	—
Bank of China, Chicago Branch	$12,400,000
DBS Bank Ltd.	$12,400,000
DZ Bank AG	$18,900,000
Lloyds Bank plc	$18,900,000
PNC Bank, National Association	$18,900,000
TD Bank, N.A.	$12,400,000
The Northern Trust Company	$12,400,000
Lake City Bank	—
Crédit Industriel et Commercial, New York Branch	—
Total	$850,000,000.00

SCHEDULE 4.01

EXISTING LETTERS OF CREDIT

L/C Balance	L/C Number	Effective Date	Expiry Date
0.00	S-707995	20-Nov-2015	30-Nov-2016
$1,825,000.00	S-774884	29-May-2014	01-Oct-2017
$100,000.00	S-904087	08-Jun-2015	30-Jun-2017
$100,000.00	S-904134	08-Jun-2015	30-Jun-2017
$250,000.00	S-955095	13-Jan-2016	30-Nov-2016
$25,000.00	S-959970	29-May-2014	18-Aug-2017

SCHEDULE 9.02

EXISTING LIENS

1.	The Company or its Subsidiaries have non-material liens on property not exceeding in the aggregate $1,000,000.

2.	Liens on property acquired in connection with the acquisition of Biomet, Inc. permitted to remain outstanding after the closing date of the acquisition pursuant to the Agreement and Plan of Merger by and among the Company, Owl Merger Sub, Inc., and LVB Acquisition, Inc. dated as of April 24, 2014.

SCHEDULE 9.06

TRANSACTIONS WITH AFFILIATES

Transactions with affiliates contemplated by the Agreement and Plan of Merger by and among the Company, Owl Merger Sub, Inc. and LVB Acquisition, Inc. dated as of April 24, 2014.

EXHIBIT A-1

FORM OF COMPETITIVE BID REQUEST

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2

Newark, DE 19713

Attention: Dimple Patel

Email: dimple.x.patel@jpmchase.com

Tel: 1 (302) 634-4154

JPMorgan Chase Bank, N.A., as Advance Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Joseph McShane

Email: joseph.m.mcshane@jpmorgan.com

Tel: 1 (212) 270-0814

[Date]

Ladies and Gentlemen:

The undersigned, Zimmer Biomet Holdings, Inc. (the “Company”), refers to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among the Company, the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The Company hereby gives you notice pursuant to Section 3.01(a) of the Agreement that [                    ] requests a Competitive Borrowing under the Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(a)	Date of Competitive Borrowing (which is a Business Day)

(b)	Principal amount of Competitive Borrowing[1]
(c)	Interest rate basis[2]
(d)	Interest Period and the last day thereof

Upon acceptance of any or all of the Loans offered by the Lenders in response to this request by any Borrower, the Company shall be deemed to have represented and warranted that the conditions to lending specified in Section 7.02(c) and (d) of the Agreement have been satisfied. Any amounts borrowed shall be deposited in JPMorgan Chase Bank, N.A. account number [                    ].

Very truly yours, ZIMMER BIOMET HOLDINGS, INC.,

By:
Name:
Title:

1 Not less than $5,000,000 (and in integral multiples of $1,000,000) and not more than the total Revolving Commitments then available.

2 Eurocurrency Loan or Fixed Rate Loan.

2

EXHIBIT A-2

FORM OF NOTICE OF COMPETITIVE BID REQUEST

[Name of Lender]

[Address]

[Date]

Attention: [                    ]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among Zimmer Biomet Holdings, Inc. (the “Company”), the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The Company made a Competitive Bid Request on [                    ],         201[    ], pursuant to Section 3.01(a) of the Agreement [on behalf of [            ]], and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].1 Your Competitive Bid must comply with Section 3.01(b) of the Agreement and the terms set forth below on which the Competitive Bid Request was made2:

1 The Competitive Bid must be received by the Advance Agent (i) in the case of Eurocurrency Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before the proposed date of such Competitive Borrowing, and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, two Business Day before the proposed date of such Competitive Borrowing.

2 Please note that neither the Company nor the Borrower shall be required to indemnify any Lender in respect of any withholding taxes that are in effect and would apply as of the date the Company accepts a Competitive Bid pursuant to Section 3.01(d) of the Agreement. Please note further that each Lender shall be solely responsible for obtaining and properly completing all forms or other documentation relating to current and future withholding taxes that apply at any point to payments from the Borrower to such Lender.

(a)	Date of Competitive Borrowing (which is a Business Day)
(b)	Principal amount of Competitive Borrowing[3]
(c)	Interest rate basis[4]
(d)	Interest Period and the last day thereof[5]

Very truly yours, JPMorgan Chase Bank, N.A., as Advance Agent

By:
Name:
Title:

3 Not less than $5,000,000 (and in integral multiples of $1,000,000) and not more than the total Revolving Commitments then available.

4 Eurocurrency Loan or Fixed Rate Loan.

5 Which shall be subject to the definition of “Interest Period” and end not later than the Revolving Maturity Date.

2

EXHIBIT A-3

FORM OF COMPETITIVE BID

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2

Newark, DE 19713

Attention: Dimple Patel

Email: dimple.x.patel@jpmchase.com

Tel: 1 (302) 634-4154

JPMorgan Chase Bank, N.A., as Advance

Agent for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Joseph McShane

Email: joseph.m.mcshane@jpmorgan.com

Tel: 1 (212) 270-0814

[Date]

Ladies and Gentlemen:

The undersigned, [Name of Lender], refers to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among Zimmer Biomet Holdings, Inc. (the “Company”), the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The undersigned hereby makes a Competitive Bid pursuant to Section 3.01(b) of the Agreement, in response to the Competitive Bid Request made by the Company on [                    ], 201[    ], and in that connection sets forth below the terms on which such Competitive Bid is made:

Principal Amount[1]

1 Not less than $5,000,000 (and in integral multiples of $1,000,000) and not more than the total Revolving Commitments then available. Multiple bids will be accepted by the Advance Agent.

Competitive Bid Rate[2]

Interest Period and last day thereof[3]

The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Agreement, to extend credit to [                    ] upon acceptance by [                    ] of this bid in accordance with Section 3.01(d) of the Agreement.

Very truly yours, [NAME OF LENDER]

By:
Name:
Title:

2 i.e., Eurocurrency Rate + or - [    ]%, in the case of Eurocurrency Competitive Loans, or [    ]%, in the case of Fixed Rate Loans.

3 Which shall be subject to the definition of “Interest Period” and end not later than the Revolving Maturity Date.

2

EXHIBIT A-4

FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2

Newark, DE 19713

Attention: Dimple Patel

Email: dimple.x.patel@jpmchase.com

Tel: 1 (302) 634-4154

JPMorgan Chase Bank, N.A., as Advance Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Joseph McShane

Email: joseph.m.mcshane@jpmorgan.com

Tel: 1 (212) 270-0814

[Date]

Ladies and Gentlemen:

The undersigned, Zimmer Biomet Holdings, Inc. (the “Company”), refers to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among the Company, the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

In accordance with Section 3.01(c) of the Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated [                    ], 201[    ], and in accordance with Section 3.01(d) of the Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount	Fixed Rate/Margin	Lender
$	[%]/[+/-[ ]%]
$	[%]/[+/-[ ]%]

We hereby reject the following bids:

Principal Amount	Fixed Rate/Margin	Lender
$	[%]/[+/-[ ]%]
$	[%]/[+/-[ ]%]

The $[            ] should be deposited in JPMorgan Chase Bank, N.A. account number [                    ] on [date].

Very truly yours, ZIMMER BIOMET HOLDINGS, INC.,

By:
Name:
Title:

2

EXHIBIT A-5

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Vanessa Chiu

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2

Newark, DE 19713

Attention: Dimple Patel

JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A., Tokyo Branch

Tokyo Building

7-3, Marunouchi 2-chome

Chiyoda-ku, Tokyo Japan 100-6432

J.P. Morgan Europe Limited, as European Administrative Agent

for the Lenders referred to below,

c/o J.P. Morgan Europe Limited

Floor 6, 25 Bank Street

London, United Kingdom E14 5JP

[Date]

Ladies and Gentlemen:

The undersigned, [Zimmer Biomet Holdings, Inc.] [Zimmer Biomet G.K.] [ZB Investment Luxembourg S.À.R.L.] [Borrowing Subsidiary], refers to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among the Company, other Borrowers identified therein, the Lenders named therein, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The [Company] [Zimmer Biomet G.K.] [ZB Investment Luxembourg S.À.R.L.] [Borrowing Subsidiary] hereby [gives you] [confirms its prior oral] notice to you pursuant to Section 2.03 of the Agreement that it [requests] [has requested] a [U.S.] [Japanese] [Multicurrency] [Revolving] [Term Loan] Borrowing under the Agreement [on behalf of [                    ]], and in that connection sets forth below the terms on which such [U.S.] [Japanese] [Multicurrency] [Revolving] [Term Loan] Borrowing [is] [has been] requested to be made:

(a)	Class of Borrowing

(b)	Date of [U.S.] [Japanese] [Multicurrency] [Revolving] [Term Loan] Borrowing (which is a Business Day)

(c)	Principal amount of [U.S.] [Japanese] [Multicurrency] [Revolving] [Term Loan] Borrowing[1]

(d)	Currency of [U.S.] [Japanese] [Multicurrency] [Revolving] [Term Loan] Borrowing

(e)	Interest rate basis[2]

(f)	Interest Period and the last day thereof[3]

[Upon acceptance of any or all of the Revolving Loans made by the Lenders in response to this request, [the Company] [Zimmer Biomet G.K.] [ZB Investment Luxembourg S.À.R.L.] [Borrowing Subsidiary] [and the applicable Borrower] shall be deemed to have represented and warranted that the conditions to lending specified in Section 7.02(c) and (d) of the Agreement have been satisfied. [Any amounts borrowed shall be deposited in JPMorgan Chase account, N.A. number [                    ]].]

1 In the case of (a) a Eurocurrency Borrowing denominated in Dollars, not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the total applicable Commitments then available, (b) an ABR Borrowing, not less than $1,000,000 (and in integral multiples of $1,000,000) or greater than the total applicable Commitments then available and (c) a Eurocurrency Borrowing denominated in Japanese Yen or an Alternate Currency, not less than an amount the Dollar Equivalent of which is $2,000,000 or greater than the total applicable Commitments then available.

2 Eurocurrency Loan or ABR Loan.

3 Which shall be subject to the definition of “Interest Period” and end not later than the Revolving Maturity Date or Term Loan Maturity Date, as applicable.

2

Very truly yours, [ZIMMER BIOMET HOLDINGS, INC.]

By:
Name:
Title:

[ZIMMER BIOMET G.K.]

By:
Name:
Title:

[ZB INVESTMENT LUXEMBOURG S.À.R.L.]

By:
Name:
Title:

[BORROWING SUBSIDIARY]

By:
Name:
Title:

3

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated: [                    ], 201[    ]

Reference is made to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among Zimmer Biomet Holdings, Inc. (the “Company”), the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement, receipt of a copy of which is hereby acknowledged by the Assignee.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Agreement, including, without limitation, the interests in the Commitments of the Assignor on the Effective Date and the Term Loans, Competitive Loans, Revolving Loans and, with respect to a U.S. Revolving Lender, its proportionate interest in LC Exposure, owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, of the fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 12.04 of the Agreement, a copy of which has been received by each such party. From and after the Effective Date, (a) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

2. This Assignment and Acceptance is being delivered to JPMorgan Chase Bank, N.A. together with (a) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 5.12(h) of the Agreement, duly completed and executed by such Assignee, (b) if the Assignee is not already a Lender under the Agreement, an Administrative Questionnaire in the form of Exhibit D to the Agreement and (c) a processing and recordation fee of $3,500.

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Assignor/Assignee Information

Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee’s Address for Notices:
Assignee’s Domestic Lending Office Address:
Assignee’s Eurocurrency Lending Office Address:
Effective Date of Assignment (the “Effective Date”) (may not be fewer than 5 Business Days after the Date of Assignment)

Assigned Facility Information

Facility	Principal Amount Assigned (and identifying information as to individual Competitive Loans)	Percentage Assigned of applicable Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
U.S. Revolving Commitment Assigned:	$	%
Japanese Commitment Assigned:	$	%
Multicurrency Commitment Assigned:	$	%
Term Loan Commitment Assigned:	$	%
U.S. Revolving Loans:	$	%
Japanese Revolving Loans:	¥	%

2

Multicurrency Revolving Loans:	$	%
Term Loans:	$	%
Competitive Loans:	$	%
LC Exposure:	$	%
Fees Assigned (if any):	$	%

3

The terms set forth above are hereby agreed to:

[ ], as Assignor

By:
Name:
Title:

[ ], as Assignee

By:
Name:
Title:

[Consented to and] Accepted (if required)
ZIMMER BIOMET HOLDINGS, INC.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as General Administrative Agent

By:
Name:
Title:

[EACH ISSUING LENDER]

By:
Name:
Title:

4

EXHIBIT C

FORM OF OPINION OF FAEGRE BAKER DANIELS LLP

EXHIBIT D

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[LOGO] JPMorgan

500 Stanton Christiana Road, Ops 2

Newark, DE 19713

Attention: Dimple Patel

Email: dimple.x.patel@jpmchase.com

Tel: 1 (302) 634-4154

CUSTOMER’S NAME

ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to the attention of [    ]. It is very important that all of the requested information is accurately completed and returned promptly.

TELEPHONE: [    ]

FAX: [    ]

E-MAIL: [     ]

LEGAL NAME OF LENDING INSTITUTION TO APPEAR IN DOCUMENTATION:

NUMBER OF SIGNATURE LINES NEEDED FOR SIGNATURE PAGE:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

CONTACTS/NOTIFICATION METHODS:
CREDIT CONTACT:
Contact Name:

Street Address:

City, State, Zip Code:

Telephone Number:

Fax Number:

E-Mail Address:

WEB SITE ADDRESS:

TAX STATUS: Is your institution a non-Resident Alien, foreign corporation or partnership?

Yes No

If yes:
What is the country of incorporation or organization?

Tax Form W-8BEN, W-8BEN-E, W-8ECI and/or W-8IMY should be enclosed as per the Tax Section of the referenced Credit Agreement. Failure to properly complete and return the applicable form will subject your institution to withholding tax.

If no:
Please submit Tax Form W-9

Lender’s Tax Identification Number:

CONTACTS/NOTIFICATION METHODS: ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact Name:

Street Address:

City, State, Zip Code:

Telephone Number:

Fax Number:

E-Mail Address:

FINANCIAL MAILING CONTACT (IF DIFFERENT FROM CREDIT CONTACT ABOVE):

Contact Name:

Street Address:

City, State, Zip Code:

Telephone Number:

Fax Number:

E-Mail Address:

2

PAYMENT INSTRUCTIONS: Name of Bank where funds are to be transferred:

Routing Transit/ABA Number of Bank where funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional Information:

3

EXHIBIT E

FORM OF BORROWING SUBSIDIARY AGREEMENT

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Vanessa Chiu

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2

Newark, DE 19713

Attention: Dimple Patel

[Date]

Ladies and Gentlemen:

The undersigned, Zimmer Biomet Holdings, Inc. (the “Company”), refers to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among the Company, the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The Company and [                        ] (the “Designated Borrowing Subsidiary”) confirm that the Designated Borrowing Subsidiary is a Wholly Owned Subsidiary. The Designated Borrowing Subsidiary hereby agrees to be bound in all respects by the terms of the Agreement, and to perform all of the obligations of a Borrowing Subsidiary thereunder. Each reference to a Borrowing Subsidiary in the Agreement shall be deemed to include the Designated Borrowing Subsidiary.

The Company hereby ratifies and confirms the Guarantee with respect to all Loans made by any Lender to the Designated Borrowing Subsidiary.

The address to which communications to the Designated Borrowing Subsidiary under the Agreement should be directed is:

[Address]

This instrument shall be construed in accordance with and governed by the laws of the State of New York. Loan proceeds should be deposited as provided in the Agreement.

Upon the execution of this Borrowing Subsidiary Agreement by the Company and the Designated Borrowing Subsidiary, and the acceptance by the General Administrative Agent, the Designated Borrowing Subsidiary shall become a Borrowing Subsidiary under the Agreement as though it were an original party thereto and shall be entitled to borrow under the Agreement upon the satisfaction of the conditions precedent set forth in Section 7.02(a) – (d) of the Agreement.

Very truly yours,

ZIMMER BIOMET HOLDINGS, INC.

By:
Name:
Title:

[DESIGNATED BORROWING SUBSIDIARY]

By:
Name:
Title:

Accepted as of the date first above written.

JPMORGAN CHASE BANK, N.A., as General Administrative Agent

By:
Name:
Title:

2

EXHIBIT F

FORM OF BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Vanessa Chiu

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2

Newark, DE 19713

Attention: Dimple Patel

[Date]

Ladies and Gentlemen:

The undersigned, Zimmer Biomet Holdings, Inc. (the “Company”), refers to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among the Company, the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The Company hereby elects to terminate the status of [                        ] (the “Terminated Borrowing Subsidiary”) as a Designated Borrowing Subsidiary for purposes of the Agreement. The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all principal and interest on all amounts payable by the Terminated Borrowing Subsidiary pursuant to the Agreement have been paid in full on or prior to the date hereof.

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

ZIMMER BIOMET HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT G

FORM OF REVOLVING MATURITY DATE EXTENSION REQUEST

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, NY 10179

Attention: Vanessa Chiu

JPMorgan Chase Bank, N.A., as General Administrative Agent

for the Lenders referred to below,

c/o JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2

Newark, DE 19713

Attention: Dimple Patel

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among Zimmer Biomet Holdings, Inc. (the “Company”), the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. In accordance with Section 2.05 of the Agreement, the undersigned hereby requests an extension of the Revolving Maturity Date from [Month [•]], [            ] to [Month [•]], [            ].

Very truly yours,

ZIMMER BIOMET HOLDINGS, INC.

by

Name:
Title:

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among Zimmer Biomet Holdings, Inc. (the “Company”), the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent.

Pursuant to the provisions of Section 5.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT H-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among Zimmer Biomet Holdings, Inc. (the “Company”), the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent.

Pursuant to the provisions of Section 5.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among Zimmer Biomet Holdings, Inc. (the “Company”), the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent.

Pursuant to the provisions of Section 5.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of September 30, 2016 (as amended, modified, extended or restated from time to time, the “Agreement”), among Zimmer Biomet Holdings, Inc. (the “Company”), the other Borrowers identified therein, the Lenders party thereto, JPMorgan Chase Bank, N.A., as General Administrative Agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as Japanese Administrative Agent, and J.P. Morgan Europe Limited, as European Administrative Agent.

Pursuant to the provisions of Section 5.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[    ]